UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
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 Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to
§240.14a-12
SEACOR Marine Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SEACOR Marine Holdings Inc.

12121 Wickchester Lane

Suite 500

Houston, TX 77079

Notice of 2025 Annual Meeting

And

Proxy Statement

SEACOR Marine Holdings Inc.

12121 Wickchester Lane

Suite 500

Houston, TX 77079

April 23, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of SEACOR Marine Holdings Inc. (the “Company”) on Tuesday, June 3, 2025, at 9:00 a.m. (EDT). The Annual Meeting will be a completely “virtual meeting,” held via a live audio webcast. Stockholders may access the meeting by visiting www.proxydocs.com/SMHI and entering the 16-digit control number, located on your proxy card. As the Annual Meeting will begin promptly at 9:00 a.m. (EDT), we encourage you to access the meeting prior to the start time.

All holders of record of the Company’s outstanding Common Stock at the close of business on April 14, 2025, will be entitled to vote at the Annual Meeting. Your virtual attendance at the 2025 Annual Meeting affords you the same rights and opportunities to participate as you would have at an in-person annual meeting, including the ability to vote and submit questions electronically prior to and during the meeting. We believe the virtual Annual Meeting format will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

Directors, officers and other representatives of the Company are expected to be available at the virtual Annual Meeting and they will be pleased to answer any questions you may have.

Whether or not you expect to attend the Annual Meeting and regardless of the number of shares of the Company’s Common Stock you own, you are encouraged to carefully read the enclosed Proxy Statement and the Company’s Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”). You may vote your shares over the Internet at www.proxypush.com/SMHI or via the toll-free telephone number included herein. If you received a paper copy of a proxy or voting instruction card by mail, you may instead submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the virtual Annual Meeting should you decide to join the webcast.

We hope that you will be able to attend the virtual Annual Meeting.

For the Board of Directors,

Andrew R. Morse

Non-Executive Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON JUNE 3, 2025

This Proxy Statement and the 2024 Annual Report are available at https://ir.seacormarine.com/financial-information/annual-reports-and-proxy-statements

SEACOR Marine Holdings Inc.

12121 Wickchester Lane

Suite 500

Houston, TX 77079

NOTICE OF 2025 ANNUAL

MEETING OF STOCKHOLDERS

To be Held on Tuesday, June 3, 2025, at 9:00 a.m. (EDT)

April 23, 2025

To Our Stockholders:

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of SEACOR Marine Holdings Inc. (the “Company”) will be held on Tuesday, June 3, 2025, at 9:00 a.m. (EDT), exclusively online via a live audio webcast at www.proxydocs.com/SMHI, for the following purposes:

1.	To elect six (6) directors to serve until the 2026 Annual Meeting of Stockholders;

2.	To approve the SEACOR Marine Holdings Inc. 2025 Equity Incentive Plan;

3.	To hold an advisory vote to approve Named Executive Officer compensation (“Say on Pay”);

4.	To ratify the appointment of Grant Thornton LLP as SEACOR Marine Holdings Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s Common Stock at the close of business on April 14, 2025, will be entitled to notice of and to vote at the virtual Annual Meeting. See the “Solicitation of Proxies, Voting and Revocation” section of the accompanying Proxy Statement for the place where the list of stockholders may be examined. The accompanying Proxy Statement is being first sent to stockholders on or about May 7, 2025.

Your vote is very important! Whether or not you plan to attend the virtual Annual Meeting, you are encouraged to read the enclosed Proxy Statement and 2024 Annual Report carefully and submit your proxy or voting instructions promptly so that your shares of the Company’s Common Stock may be represented at the Annual Meeting. You may vote your shares over the Internet at www.proxypush.com/SMHI, by phoning the toll-free telephone number on the voting instruction card, or by completing, signing, dating and returning the enclosed proxy card. If you attend the virtual Annual Meeting by webcast, you may revoke your proxy and vote your shares electronically at the virtual meeting. See the “Attending the Annual Meeting Virtually” and “Voting and Quorum” sections of the accompanying Proxy Statement for additional instructions and information on voting.

For the Board of Directors,

Andrew H. Everett II

Senior Vice President,

General Counsel and Secretary

SEACOR Marine Holdings Inc.

12121 Wickchester Lane

Suite 500

Houston, TX 77079

Notice of 2025 Annual Meeting

And

Proxy Statement

SOLICITATION OF PROXIES, VOTING AND REVOCATION

Voting and Quorum

A list of the Company’s stockholders as of the close of business on April 14, 2025 (the “Record Date”) will be available for examination by any stockholder, for purposes germane to the virtual Annual Meeting, during ordinary business hours for the ten-day period prior to the date of the Annual Meeting, at the offices of the Company, 12121 Wickchester Lane, Suite 500, Houston, Texas 77079.

Only record holders of our common stock, $0.01 par value per share (“Common Stock”), as of the Record Date will be entitled to vote at the Annual Meeting. Our authorized capital stock currently consists of 60,000,000 shares of Common Stock. At the close of business on the Record Date, there were 26,852,347 shares of Common Stock outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share held on the Record Date on all matters that may properly come before the Annual Meeting. There are no dissenter or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Stockholders are requested to vote in one of the following ways:

•	by telephone by calling the toll-free number 1.866.859.2198 from any touch-tone telephone and following the instructions (have your proxy card in hand when you call);

•	by Internet prior to the Annual Meeting by accessing www.proxypush.com/SMHI and following the on-screen instructions (have your proxy card in hand when you access the website);

•	by completing, dating, signing and promptly returning the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose; or

•

by voting virtually at the Annual Meeting online at www.proxydocs.com/SMHI by using the control number included with these proxy materials (see the “Attending the Annual Meeting Virtually” section of this Proxy Statement).

We recommend that you vote by phone, Internet, or proxy even if you plan to virtually attend the Annual Meeting.

Shares of Common Stock represented by properly executed proxy cards or voted by telephone or Internet that are received by the Company and not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein or if no instructions are contained in the proxy, as described in the “Proxy Cards” section of this Proxy Statement.

A quorum for the transaction of business at the Annual Meeting requires the holders of record of a majority in voting power of the then issued and outstanding shares of all classes and series of stock of the Company entitled to vote at the meeting, in person or by proxy.

For Proposal 1 (Election of Directors), election of the director nominees to the board of directors of the Company (the “Board”) requires a plurality of the votes cast, which means that the six nominees receiving the most “for” votes will be elected. Because there are only six director nominees named in this Proxy Statement, votes withheld from any nominee will have no effect on the outcome of the election of directors. Votes may not be cast “against” the election of a nominee. Abstentions and “broker non-votes” (as described in the “Shares Held in Street Name” section of this Proxy Statement) will not affect the outcome of such election. Our stockholders do not have cumulative voting rights for the election of directors.

Matters to be considered at the meeting other than the election of directors require the vote of the holders of a majority in voting power of the shares entitled to vote present at the meeting in person or by proxy.

For Proposal 2 (2025 Equity Incentive Plan), Proposal 3 (Say on Pay) and Proposal 4 (Ratification of the Appointment of Independent Registered Public Accounting Firm), stockholders may vote in favor of or against the proposal or may abstain from voting.

Because abstentions are treated as both “present” and “entitled to vote” on a matter, abstaining has the same effect as a vote “against” the proposal. For a discussion of the treatment of “broker non-votes,” see the “Shares Held in Street Name” section of this Proxy Statement.

Because your vote on Proposal 3 (Say on Pay) is advisory in nature, the results will not be binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation.

The below table summarizes the voting requirements to elect directors and to approve each of the other proposals in the Proxy Statement.

Proposal	Vote Required	Broker Discretionary Voting Allowed	Board of Directors Recommendation

1. Election of Directors	Plurality of the votes cast	No	FOR each Director Nominee

2. Approval of the SEACOR Marine Holdings Inc. 2025 Equity Incentive Plan	Holders of a majority in voting power of the shares entitled to vote present in person or by proxy	No	FOR

3. Advisory Vote to Approve Named Executive Officer Compensation	Holders of a majority in voting power of the shares entitled to vote present in person or by proxy	No	FOR

4. Ratification of the Appointment of Independent Registered Public Accounting Firm	Holders of a majority in voting power of the shares entitled to vote present in person or by proxy	Yes	FOR

Shares Held in Street Name

If you hold your shares in “street name” as of the close of business on the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. Note that the deadline for voting through your broker, bank or other nominee will not necessarily correspond to the voting deadline for proxyholders. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. On routine matters, brokers have the discretion to vote shares held in “street name” – a term that means the shares are held in the name of the broker on behalf of its customer, the beneficial owner. If your shares are held in “street name” by a broker and you wish to vote on the proposal to elect the directors (Proposal 1), the proposal to approve the SEACOR Marine Holdings Inc. 2025 Equity Incentive Plan (Proposal 2), the advisory vote to approve Named Executive Officer compensation (Proposal 3), or to act upon any other non-routine business that may properly come before the Annual Meeting, you should provide instructions to your broker. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not provide your broker with instructions, your broker generally will only have the authority to vote on the ratification of the appointment of Grant Thornton LLP, as the Company’s independent registered public accounting firm (Proposal 4). All other matters at the Annual Meeting are expected to be non-routine and therefore brokers will not be entitled to vote on a beneficial owner’s behalf without voting instructions or discretionary authority on such matters. Because broker non-votes are outstanding shares that are not entitled to vote on non-routine matters, they will have no effect on the outcome of Proposal 2 or Proposal 3 and, as noted above, will also have no effect on the outcome of Proposal 1.

Proxy Cards

If you sign and return your proxy card but do not specify how your shares of Common Stock are to be voted, they will be voted: FOR election as a director of each of the nominees named under “Proposal No. 1 – Election of Directors” in this Proxy Statement and listed under Item 1 of the enclosed proxy card; FOR “Proposal No. 2 – SEACOR Marine Holdings Inc. 2025 Equity Incentive Plan” in this Proxy Statement and listed under Item 2 of the enclosed proxy card; FOR “Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation” in this Proxy Statement and listed under Item 3 of the enclosed proxy card; and FOR “Proposal No. 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm” in this Proxy Statement and listed under Item 4 of the enclosed proxy card. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for the stockholder.

As a matter of policy, proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only to the inspector of election and personnel associated with processing proxies and tabulating votes at the Annual Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

Attending the Annual Meeting Virtually

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast. Only record or beneficial owners of Common Stock as of the Record Date may attend the Annual Meeting, vote their shares and submit online questions.

In order to attend the Annual Meeting, you must register at www.proxydocs.com/SMHI. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, or voting instruction card. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

The Annual Meeting will begin promptly at 9:00 a.m. (EDT), with online check-in beginning at 8:45 a.m. (EDT). Stockholders must use the unique link emailed to them upon completing their registration to access the Annual Meeting.

If you wish to submit a question for the Annual Meeting, you may do so in advance of the meeting at www.proxydocs.com/SMHI or at any point during the Annual Meeting (until the floor is closed to questions).

Revocation of Proxies

A stockholder who so desires may revoke his, her, or its proxy at any time before it is exercised at the Annual Meeting by: (i) providing written notice to the Secretary of the Company; (ii) duly executing a proxy card bearing a date subsequent to that of a previously furnished proxy card; (iii) entering new instructions by Internet or telephone; or (iv) attending the webcast of the Annual Meeting and voting virtually. Attendance at the Annual Meeting will not in itself constitute a revocation of a previously furnished proxy. Stockholders who attend the Annual Meeting need not revoke their proxy (if previously furnished) to vote virtually at the meeting. The Company encourages stockholders that plan to join the Annual Meeting to vote by phone or Internet or to submit a valid proxy card and vote their shares prior to the Annual Meeting. Even after you have voted electronically through the Internet or by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting by joining the webcast (see the “Attending the Annual Meeting Virtually” section of this Proxy Statement). If you hold your shares in “street name” and want to revoke your proxy, you will need to follow the instructions of your broker to revoke or change your previous vote (see the “Shares Held in Street Name” section of this Proxy Statement).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 3, 2025

This Proxy Statement and the enclosed proxy card, the Notice of Annual Meeting, and the Company’s 2024 Annual Report are available on the Internet at https://ir.seacormarine.com/financial-information/annual-reports-and-proxy-statements.

Solicitation Expenses

The Company will bear the costs of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from stockholders by telephone, electronic or facsimile transmission, personal interview or other means.

The Company has requested brokers, bankers and other nominees who hold voting stock of the Company to forward proxy solicitation materials to their customers and such nominees will be reimbursed for their reasonable out-of-pocket expenses.

We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies. The fees of D.F. King & Co., Inc. are $10,000 plus reimbursement of its reasonable out-of-pocket costs. If you have questions about the Annual Meeting or need additional copies of this Proxy Statement or additional proxy cards, please contact our proxy solicitation agent as follows:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokerage Firms, please call (212) 257-2639

Stockholders, please call (800) 829-6554

CORPORATE GOVERNANCE

Board Leadership Structure

The Board believes that there is no single organizational model that would be most effective in all circumstances and that it is in the best interests of the Company and its stockholders for the Board to retain the authority to modify its leadership structure to best address the Company’s circumstances from time to time.

The Board believes that the most effective leadership structure for the Company at the present time is to maintain the separate positions of Non-Executive Chairman and Chief Executive Officer. Separating these positions allows the Chief Executive Officer to focus on the full-time job of running the Company’s business, while allowing the Non-Executive Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes this structure recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the Company’s Non-Executive Chairman, particularly as the Board’s oversight responsibilities, especially risk oversight, continue to grow and demand more time and attention. The Board also believes that separating the Non-Executive Chairman and Chief Executive Officer positions provides enhanced independent leadership and oversight for the Company, management and the Board.

In addition to the role that the Non-Executive Chairman has with regard to the Board, the chairperson of each of the three independent key committees of the Board (Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee) and each individual director is responsible for helping ensure that meeting agendas are appropriate and that sufficient time and information are available to address issues that the directors believe are significant and warrant their attention. Each director has the opportunity and ability to request agenda items, information, and additional meetings of the Board or of the independent directors.

The Board has adopted significant processes designed to support the Board’s capacity for objective judgment, including executive sessions of the independent directors at Board meetings at which no employees are present, independent evaluation of, and communication with, members of senior management, and rigorous self-evaluation of the Board, its committees, and its leadership. These and other critical governance processes are reflected in the Corporate Governance Guidelines and the various Committee Charters that are available on the Company’s website at www.seacormarine.com by navigating to “Investors,” and clicking “Corporate Governance.” The Company’s website and the information contained therein or connected thereto shall not be deemed to be incorporated into this Proxy Statement. The Board has also provided mechanisms for stockholders to communicate in writing with the Non-Executive Chairman of the Board, with the non-management and/or independent directors, and with the full Board on matters of significance. These processes are outlined in the “Communications with the Board or Independent Directors” section of this Proxy Statement.

Board of Directors and Director Independence

The business and affairs of the Company are managed under the direction of the Board. The Company’s Third Amended and Restated By-Laws (the “By-Laws”) provide that the Board will consist of not less than five and not more than twelve directors. At the beginning of 2024, the Board was comprised of five (5) directors. In September 2024, the Board determined to increase the size of the Board to six (6) directors and appointed Lisa P. Young as an independent director. Ms. Young along with all other current directors were re-nominated for election at this year’s Annual Meeting by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

During 2024, the Board held five meetings. The Board also acted pursuant to unanimous written consent on three other occasions. Each of the current directors attended at least 75% of the combined total meetings of the full Board and the committees on which they served during 2024. Although the Company does not have a formal policy governing director attendance at the annual meeting of stockholders, attendance is strongly encouraged and each member of our Board attended the Company’s 2024 annual meeting of stockholders. All members of our Board plan to virtually attend the Annual Meeting.

Our Board consults with legal counsel to ensure that the Board’s independence determinations are consistent with all relevant securities and other laws and regulations regarding director independence, including the requirements of the New York Stock Exchange. To assist in the Board’s independence determinations, each director completed materials designed to identify any relationships that could affect the director’s independence. In addition, through discussions among our directors, a subjective analysis of independence is undertaken by the Nominating and Corporate Governance Committee. Our Board is currently composed of a majority of independent directors, with the Board having made the affirmative determination that each of Mr. Andrew R. Morse, Mr. R. Christopher Regan, Ms. Julie Persily and Ms. Lisa P. Young, is independent as such term is defined by the applicable rules and regulations of the NYSE. Additionally, each of these directors meets the categorical standards for independence established by the Board (the “SEACOR Marine Categorical Standards”). A copy of the SEACOR Marine Categorical Standards is available on the Company’s website at www.seacormarine.com by navigating to “Investors,” and clicking “Corporate Governance” (entitled “Director Independence Standards”).

The schedule of Board meetings is made available to directors in advance along with the agenda for each meeting so that they may review and request changes. Directors also have unrestricted access to management at all times and regularly communicate informally with management on an assortment of topics. The Company’s Chief Executive Officer hosts a monthly conference call with the directors and other senior management to discuss recent business developments and other matters.

Carlyle Board Rights

On October 5, 2022, the Company and certain funds affiliated with The Carlyle Group Inc. (“Carlyle,” and such investors, the “Carlyle Investors”) entered into two agreements pursuant to which the Company issued the Carlyle Investors (i) $90.0 million in aggregate principal amount of the Company’s 8.0% / 9.5% Senior PIK Toggle Notes due 2026 (the “Guaranteed Notes”), and (ii) $35.0 million aggregate principal amount of the Company’s 4.25% Convertible Senior Notes due 2026 (the “New Convertible Notes”) in exchange for all $125.0 million in aggregate principal amount of the Company’s existing convertible notes (the “Old Convertible Notes”) (the “Exchange Transaction”).

Consistent with the requirements of the documents governing the Old Convertible Notes, the Company was required to use reasonable best efforts, subject to its directors’ fiduciary duties, to cause a person designated by Carlyle (if Carlyle so chooses) to be appointed as a director on the Board, if Carlyle, solely as a result of the conversion of the Convertible Notes for shares of our Common Stock, collectively owned (or would own upon conversion), 10.0% or more of our outstanding shares of Common Stock on a fully diluted basis (the “Board Nomination Right”). Carlyle was also provided a right to appoint a board observer under certain circumstances. Carlyle did not exercise its right to nominate a board member since April 2018, though it did exercise its observer right with respect to most board meetings during 2024 until such rights terminated.

On December 16, 2024, the Company fully paid off and satisfied its obligations under the Guaranteed Notes and New Convertible Notes, and as a result the Board Nomination Right and board observer rights of Carlyle terminated and Carlyle ceased to observe board meetings as of such date. On April 4, 2025, Carlyle sold the remainder of the Company’s Common Stock and warrants it held to the Company, representing 9.1% of the Company’s Common Stock assuming exercise of the warrants, for aggregate consideration of approximately $12.9 million.

Executive Sessions

Directors meet at regularly scheduled executive sessions without any members of management present to discuss issues relating to management performance and any other issue that may involve a potential conflict of interest with management. Executive sessions are generally presided over by the Company’s Non-Executive Chairman, Mr. Morse, who is responsible for:

•	chairing executive sessions of Board meetings, which include meetings to evaluate and review the performance of the Chief Executive Officer;

•

conferring with the Chief Executive Officer and serving as a liaison between the independent directors (who also have direct and complete access to the Chief Executive Officer) and the Chief Executive Officer, including providing the Chief Executive Officer with feedback from executive sessions of the independent directors;

•	advising members of management and members of the Board, where necessary, with respect to the Board’s strategic review of operations and significant transactions;

•	acting on behalf of the Company to communicate corporate governance matters to the Company’s stockholders; and

•	together with the Nominating and Corporate Governance Committee, presiding over the Board’s self-evaluation.

Committees of the Board of Directors

The Board has established the following committees, each of which operates under a written charter that is available on the Company’s website at www.seacormarine.com by navigating to “Investors,” and clicking “Corporate Governance.”

Audit Committee

The Audit Committee is composed of four members: Mr. Morse, Mr. Regan, Ms. Persily and Ms. Young. Mr. Morse, Mr. Regan and Ms. Persily have all served on the Audit Committee since the last annual meeting of stockholders and continue to do so. Ms. Young was appointed to the Audit Committee upon her appointment to the Board on September 19, 2024, and she continues to serve on the Audit Committee with Mr. Morse, Mr. Regan and Ms. Persily. Mr. Morse is the Audit Committee Chairman. The Board has determined that Mr. Morse and Ms. Young are each an “audit committee financial expert” for purposes of the rules of the United States (“U.S.”) Securities and Exchange Commission (“SEC”). In reaching this determination, the Board considered, among other things, Mr. Morse’s experience as an investment banker for over 25 years, and Ms. Young’s experience in public accounting and professional services for over 36 years, in addition to their other experience that is described elsewhere in this Proxy Statement. In addition, the Board determined that each member of the Audit Committee is financially literate, as required under the NYSE standards, and is considered independent, as defined by the rules of the NYSE applicable to Audit Committee members, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the SEACOR Marine Categorical Standards. In accordance with the NYSE Listed Company Manual Rule 303A.07, which stipulates that if an audit committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine whether such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee. Ms. Persily currently serves on a total of four public company audit committees including the Audit Committee of the Company. The Board has determined that the simultaneous service on four public company audit committees by Ms. Persily does not impair her ability to effectively serve on the Audit Committee. The Audit Committee is expected to meet at least quarterly. The Audit Committee met four times during 2024 and acted pursuant to unanimous written consent on one other occasion.

Committee Function. The Audit Committee assists the Board in fulfilling its responsibility to oversee, among other things:

•

the conduct and integrity of management’s execution of the Company’s financial reporting process, including the reporting of any material events, transactions, changes in accounting estimates or changes in important accounting principles and any significant issues as to adequacy of internal controls;

•

the selection, performance, qualifications and compensation of the Company’s independent registered public accounting firm (including its independence), their conduct of their annual audit and their engagement for any other services;

•	the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;

•	the Company’s systems of internal accounting and financial and disclosure controls and procedures, and the annual independent audit of the Company’s financial statements;

•

risk management and controls, which includes assisting management with identifying and monitoring risks, developing effective strategies to mitigate risk, and incorporating procedures into its strategic decision-making (and reporting developments related thereto to the Board);

•	the processes for handling complaints relating to accounting, internal accounting controls and auditing matters;

•	the Company’s legal and regulatory compliance;

•	the annual self-evaluation of the Board’s performance;

•	the Company’s code of ethics as established by management and the Board; and

•	the preparation of the Audit Committee report required by the SEC rules to be included in the Company’s annual proxy statement.

The Audit Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements. Management has more time, knowledge and detailed information about the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee will not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.

Compensation Committee

The Compensation Committee is composed of four members: Mr. Regan, Mr. Morse, Ms. Persily and Ms. Young. Mr. Regan, Mr. Morse and Ms. Persily have all served since the last annual meeting of stockholders and continue to serve on the Compensation Committee. Ms. Young was appointed to the Compensation Committee upon her appointment to the Board on September 19, 2024, and she continues to serve on the Compensation Committee with Mr. Morse, Mr. Regan and Ms. Persily. Mr. Regan is the Compensation Committee Chairman. The Board has determined that each member of the Compensation Committee is independent, as defined by the rules of the NYSE applicable to Compensation Committee members and in accordance with the SEACOR Marine Categorical Standards. The Compensation Committee met four times during 2024 and acted pursuant to unanimous written consent on one other occasion.

Committee Function. Pursuant to its charter, the Compensation Committee is primarily responsible for, among other things:

•	reviewing and evaluating all of the Company’s compensation practices;

•	reviewing and approving the compensation of the Chief Executive Officer and the Company’s other executive officers;

•	reviewing director compensation at least annually, in consultation with the Nominating and Corporate Governance Committee when appropriate, and recommending any changes to the Board for approval;

•	reviewing and assessing any potential risks associated with the Company’s compensation programs and procedures;

•	reviewing and making recommendations to the Board for the approval of changes in incentive compensation and equity-based compensation plans; and

•	conducting an annual self-evaluation of its own performance, including its effectiveness and compliance with its charter.

The Chairman of the Compensation Committee sets the agenda for the meetings of the Compensation Committee with the input from the Company’s executive management. Members of executive management may also attend meetings, if requested. At each meeting, the Compensation Committee has the opportunity to meet in executive session. When the Compensation Committee acts without the approval of the full Board, the Chairman of the Compensation Committee reports the Compensation Committee’s actions regarding compensation to the full Board. The Compensation Committee has the sole authority to retain, obtain the advice of, and terminate, any compensation consultants, independent legal counsel or other advisors to assist the Compensation Committee in its discharge of its duties and responsibilities, including the evaluation of director or executive officer compensation.

Compensation Committee Interlocks and Insider Participation. None of the current members of the Compensation Committee is or ever was an officer or employee of the Company. During 2024, none of the Company’s executive officers served as a director or member of the compensation committee of any other entity whose executive officers serve on the Board or the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of four members: Mr. Regan, Mr. Morse, Ms. Persily and Ms. Young. Mr. Regan, Mr. Morse and Ms. Persily have all served since the last annual meeting of stockholders and continue to serve on the Nominating and Corporate Governance Committee. Ms. Young was appointed to the Nominating and Corporate Governance Committee upon her appointment to the Board on September 19, 2024, and she continues to serve on the Nominating and Corporate Governance Committee with Mr. Morse, Mr. Regan and Ms. Persily. Mr. Regan is the Nominating and Corporate Governance Committee Chairman. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined by the rules of the NYSE and in accordance with the SEACOR Marine Categorical Standards. The Nominating and Corporate Governance Committee met four times during 2024 and acted pursuant to unanimous written consent on one other occasion.

Committee Function. The Nominating and Corporate Governance Committee assists the Board with:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for election at the Company’s annual meeting of stockholders and to fill vacancies on the Board;

•

developing, recommending and implementing modifications, as appropriate, to the Company’s Corporate Governance Guidelines and policies and procedures for identifying and reviewing candidates for the Board, including policies and procedures relating to candidates for the Board submitted for consideration by stockholders;

•

reviewing the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, expertise in cybersecurity and other emerging risks, diversity and other desired qualities;

•	reviewing periodically the size of the Board and recommending any appropriate changes;

•	overseeing the evaluation of the Board and management;

•	recommending changes in director compensation in consultation with the Compensation Committee when appropriate;

•	reviewing, on a regular basis, the overall corporate governance of the Company and recommending to the Board improvements when necessary; and

•

overseeing the Company’s environmental, social and governance (“ESG”) program and sustainability initiatives and working with the Sustainability Council to ensure the Company’s goals with respect to ESG and sustainability practices are addressed and met.

Selection of Nominees for the Board of Directors. To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, the Nominating and Corporate Governance Committee reviews the composition of the full Board at least annually to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications.

In identifying new director candidates, the Nominating and Corporate Governance Committee seeks advice and names of candidates from Nominating and Corporate Governance Committee members, other members of the Board, members of management and other public and private sources. The Nominating and Corporate Governance Committee, in formulating its recommendation of candidates to the Board, considers each candidate’s personal qualifications and how such personal qualifications effectively address the then-perceived current needs of the Board. The minimum qualifications and criteria for membership on the Board include the following:

•	experience investing in and/or guiding complex businesses as an executive leader or as an investment professional within an industry or area of importance to the Company;

•	proven judgment and competence, substantial accomplishments, and prior or current association with institutions noted for their excellence;

•	complementary professional skills and experience addressing the complex issues facing a multifaceted international organization; and

•	an understanding of the Company’s businesses and the environment in which it operates.

The Nominating and Corporate Governance Committee also considers the diversity of the Board and potential candidates as to business and life experiences as well as educational and professional backgrounds in recruiting and recommending candidates for election.

After the Nominating and Corporate Governance Committee completes its evaluation, it presents its recommendations to the Board for consideration and approval. The Nominating and Corporate Governance Committee has the power to retain outside counsel, director search and recruitment consultants or other experts and will receive from the Company adequate funding, as determined by the Nominating and Corporate Governance Committee, for payment of reasonable compensation to such advisors.

Having evaluated the Board candidates set forth under Proposal No. 1 pursuant to these processes and criteria, the Nominating and Corporate Governance Committee recommended, and the Board determined to nominate, each of the persons named in the “Standing Director Nominees” section of this Proxy Statement for election.

Stockholder Recommendations. The Nominating and Corporate Governance Committee will consider director candidates suggested by the Company’s stockholders provided that the recommendations are made in accordance with the same procedures required under the By-Laws for nomination of directors by stockholders. For instance, stockholder nominations must comply with the notice provisions described under the “Stockholder Proposals for the 2026 Annual Meeting” section of this Proxy Statement. Stockholder nominations that comply with these procedures and that meet the criteria outlined therein will receive the same consideration that the Nominating and Corporate Governance Committee’s nominees receive. There have been no changes to these procedures over the last fiscal year. The Company will report any material change to this procedure in an appropriate filing with the SEC and will make any such changes available promptly on the “SEC Filings” section of the Company’s website at www.seacormarine.com.

Communications with the Board or Independent Directors

Stockholders or interested parties who wish to communicate with the Board, the Non-Executive Chairman and/or independent directors, may do so by writing in care of the Company’s Corporate Secretary, indicating by title or name to whom correspondence should be directed. Correspondence should be sent to SEACOR Marine Holdings Inc., Attn: Corporate Secretary, 12121 Wickchester Lane, Suite 500, Houston, Texas 77079 or by email to corporatesecretary@seacormarine.com. The independent directors have established procedures for handling communications from stockholders of the Company and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees will be forwarded to the Non-Executive Chairman and independent directors. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chairperson of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be sent to the appropriate executive. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

The Audit Committee has established procedures for (i) the receipt, retention, and treatment of complaints, reports and concerns regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters. These procedures are available on the Company’s website, at www.seacormarine.com by navigating to “Investors,” and clicking “Corporate Governance” (entitled “Procedures for Addressing Complaints”). Such complaints, reports or concerns may be communicated to the Company’s General Counsel or the Chairman of the Audit Committee through a toll-free hotline at +1 (844) 359-7729 or through an internet based reporting tool provided by NAVEX Global (www.seacormarine.ethicspoint.com), each of which ensures that the communications are made on an anonymous and confidential basis. Complaints received are logged by the General Counsel, communicated to the Chairman of the Audit Committee and then investigated by the General Counsel under the supervision of the Audit Committee, unless the Audit Committee determines a different approach is required. These procedures permit the retention of counsel, accountants and consultants to help with such investigations. In accordance with Section 806 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), these procedures prohibit the Company from retaliating against any person who, in good faith, submits an accounting or auditing complaint, report or concern or provides assistance in the investigation or resolution of such matters.

Risk Oversight

The Company’s business, financial condition, results of operations, cash flows and prospects can be adversely affected by risk. The management of risk is central to the success of the Company and requires the involvement of the Board, officers, employees, and internal and independent auditors, all of whom are entrusted to develop a balanced and prudent approach to risk.

The Company has developed and implemented operational controls designed to identify and mitigate risk associated with its financial decisions, operations, legal compliance, business development, changing business conditions, executive compensation, ESG initiatives, cybersecurity and information technology systems. The Chief Executive Officer, with the assistance of the Chief Financial Officer, Chief Accounting Officer, General Counsel, Executive Vice Presidents, Senior Vice Presidents, other key officers and external legal counsel, is responsible for, among other risk management measures:

•	implementing measures designed to ensure the highest standard of safety for personnel, the environment, information technology systems and property in performing the Company’s operations;

•	obtaining appropriate insurance coverage; and

•	evaluating and identifying risk related to the Company’s capital structure, as well as compensation programs, after a rigorous assessment of its business activities.

The Board has reviewed and evaluated, and expects to routinely review and evaluate, the Company’s risk profile to ensure that the measures implemented by the Company are adequate to execute and implement the Company’s strategic objectives. Issues related to risk are regularly discussed by the Chief Executive Officer and the rest of the senior management team with members of the Board both through informal communications, such as email, telephone conference and in-person meetings, and during formal Board meetings. Senior management makes formal presentations to the Board regarding risk management issues at least once per year. Our Non-Executive Chairman and certain other Board members are intimately familiar with the risks associated with the types of assets managed and owned by the Company and routinely engage in dialogue with the Chief Executive Officer and appropriate members of senior management regarding such risks. In addition, when the Board reviews particular transactions and initiatives that require Board approval, or that otherwise merit Board involvement, the Board generally includes related risk analysis and mitigation plans among the matters addressed with management. The Board also oversees cybersecurity risks. See the “Cybersecurity Risk Management” section of this Proxy Statement for additional information regarding the Company’s cybersecurity risk management program.

The Audit Committee, together with senior management, works to respond to recommendations from internal and external auditors and supervisory authorities regarding the Company’s compliance with internal controls and disclosure controls and procedures, and other factors that could interfere with the Company’s reporting obligations, as well as the successful implementation of the Company’s strategic plan. The Audit Committee also reviews the adequacy of the Company’s risk management policies and procedures and meets privately with Company employees and the General Counsel to consider recommendations regarding policies related to risk management. In addition, senior management works closely with the General Counsel to facilitate compliance with foreign and domestic laws and regulations. The General Counsel also reports to the Board on Company programs and initiatives that educate employees on these laws, regulations and any updates thereto, and facilitates the Company’s compliance therewith.

The Compensation Committee oversees the Company’s compensation programs and oversees and evaluates risks relating to its compensation programs and human capital management more generally. The General Counsel keeps the Compensation Committee updated on matters relating to retention of key employees, employee satisfaction and related matters.

The Nominating and Corporate Governance Committee oversees the Company’s ESG program and sustainability initiatives, including the Company’s Sustainability Council. See the “ESG and Sustainability Council” section of this Proxy Statement for additional information regarding the Company’s sustainability initiatives, including the publication of the Sustainability Council’s Sustainability Reports.

The Board believes that senior management’s significant involvement in risk management and mitigation, combined with Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee oversight, enables the Company to properly and comprehensively assess risk from both an enterprise-wide and divisional perspective, thereby managing and observing the most substantive risks at each level within the Company.

Cybersecurity Risk Management

Senior management meets periodically with our Board to assess cybersecurity risks and to evaluate the status of our cybersecurity efforts. These efforts are led by our director of technology, who reports directly to our Chief Financial Officer. To address cyber risks, the Company maintains a global set of security policies and standards and regularly evaluates response readiness, disaster recovery or business continuity considerations. In addition, all employees receive annual cybersecurity and phishing training. Our cybersecurity team also consults with industry peers and engages third parties as needed to assess areas of risk as well as the overall maturity of our cybersecurity program.

Insider Trading and Tipping Procedures and Guidelines
We have Insider Trading and Tipping Procedures and Guidelines, which are applicable to all of our directors, officers and employees and are designed to promote compliance with insider trading laws, rules, and regulations, and any listing standards applicable to us. A copy of our Insider Trading and Tipping Procedures and Guidelines, as currently in effect, are filed as Exhibit 19.1 to the Company’s 2024 Annual Report on Form
10-K
filed with the SEC on February 26, 2025.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
The Board has adopted a set of Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Supplemental Code of Ethics. A copy of each of these documents, along with the charters of each of the committees described above, is available on the Company’s website at
www.seacormarine.com
by navigating to “Investors,” and clicking “Corporate Governance,” and is also available to stockholders in print without charge upon written request to the Company’s Investor Relations Department, 12121 Wickchester Lane, Suite 500, Houston, Texas 77079.
The Corporate Governance Guidelines address areas such as director responsibilities and qualifications, director compensation, management succession, board committees and annual self-evaluation. The Code of Business Conduct and Ethics is applicable to the Company’s directors, officers and employees and the Supplemental Code of Ethics is applicable to the Company’s Chairman, the Company’s Chief Executive Officer, the Chief Financial Officer and other senior financial officers. The Company will disclose future amendments to, or waivers from, certain provisions of the Supplemental Code of Ethics on its website within two business days following the date of such amendment or waiver.
ESG and Sustainability Council
The Company’s Sustainability Council, established on September 17, 2020, is mandated to oversee the Company’s enhanced ESG program. The Sustainability Council is an internal committee led by the Chief Executive Officer with membership made up of senior executives, operational heads, and safety and health, compliance, and human resources professionals. The Sustainability Council reports to the Nominating and Corporate Governance Committee. The members of the Sustainability Council collaborate and drive initiatives on all matters related to sustainability, including, but not limited to environmental protection, clean energy technology, social responsibility, employee, lender, contractor and community engagement, health and safety, and community empowerment. Together with the Board, the Sustainability Council helps establish sustainability goals and integrate them into strategic and tactical business activities across the Company to contribute to risk management and long-term value for all stakeholders.
The Company periodically publishes a Sustainability Report, offering in-depth
insights into the Company’s sustainability efforts and ESG practices. Additionally, the Company’s website features a dedicated section specifically focusing on its ESG efforts and its sustainable and responsible business practices.
Environmental Sustainability:
Our
Company
is continually adapting its business to adjust to the changing regulatory and commercial landscape and has increased its focus on reducing fuel consumption and carbon emissions, supporting alternative energy sources and using new technologies to increase the sustainability of our operations and reduce environmental impacts. We are leveraging technology to move the sector forward towards more environmentally friendly processes, leaning into hybrid power solutions and other technologies. We are a pioneer in the use of hybrid power technology, a solution that reduces fuel consumption and emissions by up to 20%, and as of December 31, 2024, we have equipped seven of our owned platform supply vessels (“PSVs”) with hybrid battery power systems (“Hybrid PSVs”) and have committed to four additional hybrid battery power systems to be installed on four other PSVs. In November 2024, we also signed an order for two newbuild PSVs, equipped with integrated hybrid power. As an industry leader, we are encouraged by the International Maritime Organization’s (“IMO”) strategy on the reduction of greenhouse gases (“GHG”) in international shipping and lowering emissions overall. We continue to evaluate and improve our operational efficiencies across our organization, reduce our fuel consumption and carbon intensity, and ensure compliance with emissions-related regulatory demands.

We are also committed to improving ocean health through pollution prevention and ballast water management, and are reducing the amount of waste produced by our operations to minimize our environmental impact. Our vessels are in full compliance with all laws and regulations with respect to oil spill prevention, and are fully compliant with the current IMO Ballast Water Management Convention (“IMO BWM Convention”). Since 2020, we have been focused on, and continue to explore, initiatives to reduce waste both in our shoreside operations and on board our vessels, including initiatives related to reducing water consumption, plastic waste, lubricant waste, cleaning product waste, office and paper waste, food waste and vessel recycling. The initiatives span our entire business.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The Board has nominated the people listed below for election as directors, each to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. Although not anticipated, if any of the nominees becomes unavailable for any reason, the Board in its discretion may designate a substitute nominee. If a stockholder has filled out the accompanying proxy card, that stockholder’s vote will be cast for the substitute nominee.

The following table sets forth information with respect to each nominee for election as a director as of the date of this Proxy Statement:

Name	Age	Position	Director Since

Andrew R. Morse(1)(2)(3)	79	Non-Executive Chairman of the Board	May 2017

John Gellert	55	President, Chief Executive Officer	June 2017

Alfredo Miguel Bejos	46	Director	June 2019

Julie Persily(1)(2)(3)	59	Director	April 2018

R. Christopher Regan(1)(2)(3)	70	Director	May 2017

Lisa P. Young(1)(2)(3)	62	Director	September 2024

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Audit Committee.

Standing Director Nominees

Andrew R. Morse has been a member of the Board since his appointment in May 2017 and has served as Non-Executive Chairman of the Board since June 2021. Mr. Morse served on the SEACOR Holdings board of directors from June 1998 to May 2017. Mr. Morse has been a managing director and senior portfolio manager of Morse, Towey and White, a wealth management unit of High Tower Advisors Inc., a Chicago-based firm of investment advisors since July 31, 2010. In addition, Mr. Morse served on the board of directors and on the audit committee of High Tower Advisors Inc. from July 31, 2010, until January 2018. Mr. Morse was a managing director and senior portfolio manager of UBS Financial Services, Inc., from October 2001 until July 2010. Mr. Morse was senior vice president-investments of Salomon Smith Barney Inc. of New York, an investment banking firm, and Smith Barney Inc., its predecessor, from March 1993 to October 2001. Mr. Morse sits on numerous philanthropic boards and is treasurer of the American Committee of the Weizmann Institute of Science. Mr. Morse served as a director of Seabulk International, Inc., both before and following its merger with SEACOR Holdings in July 2005 until March 2006. In December 2015, Mr. Morse became a member of the board of managers of KGP Realty, a private residential property management company.

We believe that Mr. Morse’s deep experience in wealth management and corporate finance provides a valuable resource to the Board, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Morse’s finance experience through advising high net worth individuals and investment entities adds a valuable perspective to the Board. In addition, foreign governments have sought his experience on international corporate finance with respect to issues such as complex energy crisis management and other significant matters of public policy related to our business.

John Gellert has served as the Company’s President and Chief Executive Officer and as a member of the Board since June 1, 2017. Prior to the spin-off of the Company from SEACOR Holdings on June 1, 2017 (the “Spin-off”), Mr. Gellert served as the co-chief operating officer of SEACOR Holdings since February 23, 2015, and president of SEACOR Holdings’ Offshore Marine Services segment since July 2005. Mr. Gellert also held various financial, analytical, chartering and marketing roles with SEACOR Holdings since June 1992. Mr. Gellert is an officer and director of certain Company subsidiaries. Mr. Gellert serves as a member of the executive committee of International Support Vessel Owners Association, a member of the board of directors of Offshore Marine Service Association, a member of the executive council at Cohesive Capital Management, L.P., and previously served as president of the National Ocean Industries Association. Mr. Gellert graduated from Harvard College.

We believe that as the Company’s Chief Executive Officer, Mr. Gellert provides valuable insight to the Board on the Company’s day-to-day operations. In addition, Mr. Gellert’s long tenure with the Company allows him to provide valuable insight to the Board about the competitive dynamics of our industry.

Alfredo Miguel Bejos has been a member of the Board since June 11, 2019. Mr. Miguel has been president and chief executive officer of Proyectos Globales de Energía y Servicios CME, S.A. de C.V. (“CME”) since 2012 and executive president of Helicópteros Bell de México, S. de R.L. de C.V. since 2009. Mr. Miguel has extensive finance experience having held various positions in the finance area of Banco Santander Mexico from 2000 until 2002. Mr. Miguel has served as an independent member of several boards of directors, including current memberships on the boards of the airline Volaris and Pure Leasing, positions which he has held since 2006. Mr. Miguel is also a member of the Customer Advisory Panel at Bell Helicopter, a leading company in helicopter manufacturing. Mr. Miguel holds a BA from Universidad Iberoamericana.

We believe that Mr. Miguel’s industry experience, specifically his extensive experience in the maritime aspects of the international energy and infrastructure sector, as well as his broad knowledge gained from serving on multiple boards of directors in the transportation industry will add a diverse perspective to the Board.

Julie Persily has been a member of the Board since her appointment in April 2018. Since 2013, Ms. Persily has served on the board of directors of Investcorp Credit Management BDC, Inc., a NASDAQ listed business development company that invests in middle market companies, and as a member of its audit and nominating committees and as chair of its compensation and valuation committees. Since 2017, Ms. Persily has served on the board of directors of Runway Growth Finance Corp., a NASDAQ listed business development company that provides secured loans to early-stage growth and venture-backed companies in the U.S., and as chair of its audit committee, and member of its nominating and corporate governance committee and compensation committee. Since 2023, Ms. Persily has served on the board of directors of StepStone Private Credit Fund LLC, a non-exchange traded business development company that invests in various credit-related strategies, and as a member of its audit and nominating and corporate governance committees. Ms. Persily has a deep breadth of experience in the finance and capital market industries, having held various roles at Citigroup for nearly 10 years, including serving as the co-head of Citigroup’s leveraged finance group for over two years and head of acquisition finance prior thereto. Ms. Persily also formerly served as co-head of Leveraged Finance and Capital Markets at Nomura Securities. Ms. Persily holds a BA in Economics and Psychology from Columbia College and an MBA in Finance and Accounting from Columbia Business School.

We believe Ms. Persily’s experience and relationships in the financial sector, as well as her knowledge and understanding of corporate governance matters, adds to the Board’s deep bench of experience, and serves as an asset to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

R. Christopher Regan has been a member of the Board since his appointment in May 2017. Mr. Regan served on the SEACOR Holdings board of directors from September 2005 to May 2017. Mr. Regan is co-founder and, since March 2002, senior managing director, of The Chartis Group, a management consultancy group offering strategic, operational, risk management, governance and compliance advice to U.S. healthcare providers, suppliers and payers. Prior to co-founding The Chartis Group in 2001, Mr. Regan served from March 2001 to December 2001 as president of H-Works, a healthcare management consulting firm and a division of The Advisory Board Company. From January 2000 through December 2000, Mr. Regan served as senior vice president of Channelpoint, Inc., a healthcare information services company. Mr. Regan also serves as a trustee of Hamilton College.

We believe that Mr. Regan’s experience providing advice regarding business valuations, risk management, financial governance and compliance adds to the Board’s breadth of experience. This knowledge also provides significant value to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Lisa P. Young has been a member of the Board since September 19, 2024. Ms. Young served in several leadership roles at Ernst & Young, most recently as a Senior Global Client Service Partner, until her retirement in 2021. Since December 2023, Ms. Young has served as a member of the board of directors and as the audit committee chair and member of the nominating and governance committee of Valo Health, Inc., a privately held technology company focused on using data and artificial intelligence to discover and develop therapeutics. Since January 2022, Ms. Young has served as a member of the board of directors of Accelus Inc., a privately held medical technology company, where she also has served as the chair of its audit and finance committee and as a member of its nominating and governance committee. From May 2022 until March 2024, Ms. Young served as a member of the board of directors, the audit and risk committee, and the compensation committee of Textainer Group Holdings Limited, a leading intermodal container lessor that was listed on the NYSE until the company was taken private in March 2024. Ms. Young also serves as a trustee and member of the audit and finance committees of the board of trustees for the Columbus Museum of Art, a member and finance chair of the board of directors of the Dallas Black Dance Theatre and for FringeArts in Philadelphia, and a member of the Texas Tech University Rawls College of Business advisory council. Ms. Young is a Certified Public Accountant and holds a BBA in Finance and Accounting from Texas Tech University.

We believe that Ms. Young’s cross-sector, international experience in public accounting and professional services will provide an important perspective for the Board and will add value to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Voting

Directors will be elected by a plurality of the votes cast virtually or by proxy at the Annual Meeting. If you do not wish your shares to be voted for any particular nominee, please identify any nominee for whom you “withhold authority” to vote on the enclosed proxy card.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION

OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock by all persons (including any “group” as that term is defined in Section 13(d)(3) of the Exchange Act) who were known by the Company to be the beneficial owners of more than 5.0% of the outstanding Common Stock as of April 21, 2025, other than the Company’s Named Executive Officers and directors. As of April 21, 2025, 26,852,347 shares of the Common Stock were issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	1,724,788	6.4%

Dimensional Fund Advisors LP(2) 6300 Bee Cave Road, Building One Austin, TX 78746	1,404,911	5.2%

Jorey Chernett(3) 6222 Indianwood Trail Bloomfield Hills, MI 48301	1,366,209	5.1%

(1)

According to a Schedule 13G filed with the SEC on January 29, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power with respect to 1,688,724 shares of Common Stock and sole dispositive power over 1,724,788 shares of Common Stock as of December 31, 2023. BlackRock serves as a parent holding company and, for purposes for the reporting requirements of the Exchange Act, may be deemed to beneficially own 1,724,788 shares of Common Stock. Various persons have the right to receive, or the power to direct, the receipt of dividends from, or the proceeds from the sale of, such shares of Common Stock. No one person’s interest in such shares of Common Stock is more than 5.0% of the total Common Stock outstanding.

(2)

According to a Schedule 13G filed with the SEC on January 23, 2025 by Dimensional Fund Advisors LP (“Dimensional”), Dimensional has sole voting power with respect to 1,373,664 shares of Common Stock and sole dispositive power over 1,404,911 shares of Common Stock as of December 31, 2024. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. Dimensional or its subsidiaries may possess voting and/or investment power over the shares of Common Stock owned by the Funds, and may be deemed to be the beneficial owner of the shares of Common Stock held by the Funds. However, all of the Common Stock reported in the Schedule 13G is owned by the Funds and Dimensional disclaims beneficial ownership of all such securities.

(3)

According to a Schedule 13G filed with the SEC on April 21, 2025 by Jorey Chernett, Mr. Chernett has sole voting and dispositive power with respect to 1,366,209 shares of Common Stock as of April 21, 2025.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information regarding beneficial ownership of our Common Stock by: (i) each current director of the Company, (ii) each named executive officer of the Company (referred to as a “Named Executive Officer” or “NEO” throughout this Proxy Statement), and (iii) all current directors and executive officers of the Company as a group. Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of April 14, 2025.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class(3)

Current Directors and Executive Officers:

Alfredo Miguel Bejos(4)	1,145,471	4.3%

Andrew R. Morse(5)	187,978	*

R. Christopher Regan(6)	160,863	*

Julie Persily(7)	99,089	*

Lisa P. Young(8)	6,078	*

John Gellert(9)	1,533,624	5.7%

Jesús Llorca(10)	680,624	2.5%

Andrew H. Everett II(11)	364,717	1.4%

Gregory Rossmiller(12)	338,204	1.3%

All current directors and executive officers as a group (9 individuals)(13)	4,516,648	16.4%

* Represents less than 1.0%

(1)	Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o SEACOR Marine Holdings Inc., 12121 Wickchester Lane, Suite 500, Houston, Texas 77079.

(2)

The information contained in the table above reflects “beneficial ownership” of Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information for each individual reflected in the table above includes shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 14, 2025 held by such person and shares of restricted stock over which such person exercises sole voting power.

(3)

Percentage of class is based on 26,852,347 shares of Common Stock issued and outstanding as of April 14, 2025, plus the number of shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 14, 2025 held by such person or group.

(4)

Includes (i) 114,845 shares of Common Stock that are owned directly by Mr. Miguel, (ii) 6,701 shares of restricted stock over which Mr. Miguel exercises sole voting power, and (iii) 23,925 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable by Mr. Miguel within 60 days of April 14, 2025. Additionally, Greenhouse Latam Holdings Inc. (“GLH”) is the holder of 1,000,000 shares of Common Stock. The amount included in the table reflects beneficial ownership by Mr. Miguel of all 1,000,000 shares of Common Stock held by GLH. Mr. Miguel is the controlling shareholder of GLH and as such may be deemed to be the beneficial owner of the Company’s Common Stock through GLH.

(5)

Includes (i) 128,750 shares of Common Stock that are owned directly by Mr. Morse, (ii) 12,390 shares of restricted stock over which Mr. Morse exercises sole voting power, and (iii) 46,838 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable by Mr. Morse within 60 days of April 14, 2025.

(6)

Includes (i) 42,289 shares of Common Stock that are owned directly by Mr. Regan, (ii) 9,736 shares of restricted stock over which Mr. Regan exercises sole voting power, (iii) 46,838 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable by Mr. Regan within 60 days of April 14, 2025, and (iv) 62,000 shares of Common Stock owned by RC Regan Trust, of which Mr. Regan’s spouse is trustee.

(7)

Includes (i) 60,352 shares of Common Stock that are owned directly by Ms. Persily, (ii) 8,599 shares of restricted stock over which Ms. Persily exercises sole voting power, and (iii) 30,138 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable by Ms. Persily within 60 days of April 14, 2025.

(8)	Includes 6,078 shares of restricted stock over which Ms. Young exercises sole voting power.

(9)

Includes (i) 687,555 shares of Common Stock that are owned directly by Mr. Gellert, (ii) 338,065 shares of restricted stock over which Mr. Gellert exercises sole voting power, (iii) 260,000 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable by Mr. Gellert within 60 days of April 14, 2025, (iv) 109,109 shares of Common Stock that Mr. Gellert may be deemed to own through his interest in, and control of, JMG Assets LLC, (v) 95,158 shares of Common Stock owned by JMG GST LLC, of which he is the manager, (vi) 26,557 shares of Common Stock owned by the Michael E. Gellert 2011 Family Trust, of which he is an investment director and beneficiary, and of which he disclaims beneficial ownership except to the extent of his pecuniary interest in the shares and (vii) 17,180 shares of Common Stock owned by MCG Assets, LLC, of which he is a manager and of which he disclaims beneficial ownership except to the extent of his pecuniary interest in the shares.

(10)

Includes (i) 258,287 shares of Common Stock that are owned directly by Mr. Llorca, (ii) 272,337 shares of restricted stock over which Mr. Llorca exercises sole voting power, and (iii) 150,000 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable by Mr. Llorca within 60 days of April 14, 2025.

(11)

Includes (i) 148,849 shares of Common Stock that are owned directly by Mr. Everett, (ii) 140,868 shares of restricted stock over which Mr. Everett exercises sole voting power, and (iii) 75,000 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable by Mr. Everett within 60 days of April 14, 2025.

(12)

Includes (i) 151,726 shares of Common Stock that are owned directly by Mr. Rossmiller, (ii) 131,478 shares of restricted stock over which Mr. Rossmiller exercises sole voting power, and (iii) 55,000 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable by Mr. Rossmiller within 60 days of April 14, 2025.

(13)

The number of shares of our Common Stock owned by all current directors and executive officers includes (i) 926,252 shares of restricted stock over which current directors and executive officers exercise sole voting power, and (ii) 687,739 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable by current directors and executive officers within 60 days of April 14, 2025.

COMPENSATION OF DIRECTORS

The Compensation Committee, in consultation with the Nominating and Corporate Governance Committee, when appropriate, evaluates the status of Board compensation in relation to comparable U.S. companies (in terms of size, business sector, etc.) and reports findings and recommendations to the Board, including recommendations for approval of changes to compensation. Directors who are also employees of the Company receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof.

Non-employee directors are paid an annual cash retainer of $75,000, or a prorated portion thereof for partial year service, and such directors are also eligible to participate in the SEACOR Marine Holdings Inc. 2022 Equity Incentive Plan that is administered by the Compensation Committee (the “2022 Plan,” together with any other equity incentive plans of the Company, the “SEACOR Marine Equity Incentive Plans”).

Historically, annual equity awards are granted to non-employee directors in June of each year. To account for the significant volatility in the Company’s stock price, particularly over the last several years, in a way that was equitable to both directors and stockholders alike, for purposes of calculating the number of restricted shares of Common Stock granted to the non-employee directors, the Compensation Committee determined it was appropriate to use a trailing 60-day volume weighted average price (“VWAP”) of the Company’s stock price for purposes of calculating the number of restricted stock awards to be granted. A trailing 60-day VWAP of the Company’s stock price was also used for the purpose of calculating the number of restricted shares granted to NEOs in March 2024. Because the Company’s closing stock price on the grant date had decreased below the trailing 60-day VWAP of the Company’s stock price used for purposes of the calculation of restricted stock awards to non-employee directors, the number of restricted shares of Common Stock granted to the non-employee directors in respect of their 2024 annual equity grant ended up being lower than it would have been had the closing price on the grant date been used. Use of a trailing 60-day VWAP is intended to smooth out volatility, understanding that, for any given year, the calculation of the number of restricted stock awards may be higher or lower than it would have been had the closing price on the grant date been used.

On June 4, 2024, upon the recommendation of the Compensation Committee, including with respect to the methodology described above for the calculation of the number of equity awards granted, the Board granted each non-employee director in office at such time an annual equity award for Board service with a grant date fair value of $80,278, comprised of 6,701 restricted shares of Common Stock. As Non-Executive Chairman, Mr. Morse was granted an additional annual equity award with a grant date fair value of $36,335, comprised of 3,033 restricted shares of Common Stock. In addition, the Board determined that each non-employee director serving on a committee of the Board at such time be compensated for such service as follows: (i) each committee member of the Audit Committee was granted an annual equity award with a grant date fair value of $9,093, comprised of 759 restricted shares of Common Stock (with the exception of Mr. Morse, who was granted an annual equity award with a grant date fair value of $18,174, comprised of 1,517 restricted shares of Common Stock as the chairperson of the Audit Committee), (ii) each committee member of the Compensation Committee was granted an annual equity award with a grant date fair value of $9,093, comprised of 759 restricted shares of Common Stock (with the exception of Mr. Regan, who was granted an annual equity award with a grant date fair value of $18,174, comprised of 1,517 restricted shares of Common Stock as the chairperson of the Compensation Committee), and (iii) each committee member of the Nominating and Corporate Governance Committee was granted an annual equity award with a grant date fair value of $4,552, comprised of restricted 380 shares of Common Stock (with the exception of Mr. Regan, who was granted an annual equity award with a grant date fair value of $9,093, comprised of 759 restricted shares of Common Stock as the chairperson of the Nominating and Corporate Governance Committee). The restricted shares of Common Stock vest on the earlier of (i) the date of the 2025 annual meeting of stockholders of the Company, and (ii) June 4, 2025.

On September 19, 2024, in connection with Ms. Young’s appointment as a director on the Board, the Board paid Ms. Young an annual cash retainer of $53,014, representing a prorated portion of the $75,000 annual cash retainer paid to the other non-employee directors on June 4, 2024. Also on September 19, 2024, based on a prorated portion of the annual equity awards granted on June 4, 2024 to non-employee directors for Board service, the Board granted Ms. Young an annual equity award with a grant date fair value of $48,696, comprised of 4,737 restricted shares of Common Stock. In addition, the Board determined that Ms. Young be compensated for her committee service based on a prorated portion of the annual equity awards granted on June 4, 2024 to non-employee directors for committee service as follows: (i) as a committee member of the Audit Committee, Ms. Young was granted an annual equity award with a grant date fair value of $5,510, comprised of 536 restricted shares of Common Stock, (ii) as a committee member of the Compensation Committee, Ms. Young was granted an annual equity award with a grant date fair value of $5,510, comprised of 536 restricted shares of Common Stock, and (iii) as a committee member of the Nominating and Corporate Governance Committee, Ms. Young was granted an annual equity award with a grant date fair value of $2,765, comprised of restricted 269 shares of Common Stock. The restricted shares of Common Stock vest on the earlier of (i) the date of the 2025 annual meeting of stockholders of the Company, and (ii) June 4, 2025.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

The following table shows the compensation of the Company’s non-employee directors for the year ended December 31, 2024. Mr. Gellert does not receive any compensation for his service on the Board.

Name	Fees earned or paid in cash(4) ($)	Stock Awards(5) ($)	Total ($)

Andrew R. Morse(1)(2)(3)(6)	75,000	148,432	223,432

R. Christopher Regan(1)(2)(3)(7)	75,000	116,637	191,637

Julie Persily(1)(2)(3)(8)	75,000	103,016	178,016

Alfredo Miguel(9)	75,000	80,278	155,278

Lisa P. Young(1)(2)(3)(10)	53,014	62,482	115,496

(1)	Member of the Compensation Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Audit Committee.

(4)

For 2024, other than Ms. Young, non-employee directors were paid an annual cash retainer of $75,000. Ms. Young, who was appointed to the Board on September 19, 2024, was paid a prorated annual cash retainer of $53,014.

(5)

On June 4, 2024, upon the recommendation of the Compensation Committee, the Board granted each non-employee director in office at such time an annual equity award for Board service of 6,701 restricted shares of the Company’s Common Stock having a grant date fair value of $80,278. As Non-Executive Chairman, Mr. Morse was granted an additional 3,033 restricted shares of Common Stock having a grant date fair value of $36,335. In addition, each non-employee director serving on a committee of the Board at such time received compensation as follows: (i) each committee member of the Audit Committee was granted 759 restricted shares of Common Stock having a grant date fair value of $9,093 (with the exception of Mr. Morse, who was granted 1,517 restricted shares of Common Stock having a grant date fair value of $18,174 as the chairperson of the Audit Committee), (ii) each committee member of the Compensation Committee was granted 759 restricted shares of Common Stock having a grant date fair value of $9,093 (with the exception of Mr. Regan, who was granted 1,517 restricted shares of Common Stock having a grant date fair value of $18,174 as the chairperson of the Compensation Committee), and (iii) each committee member of the Nominating and Corporate Governance Committee was granted 380 restricted shares of Common Stock having a grant date fair value of $4,552 (with the exception of Mr. Regan, who was granted 759 restricted shares of Common Stock having a grant date fair value of $9,093 as the chairperson of the Nominating and Corporate Governance Committee). On September 19, 2024, in connection with Ms. Young’s appointment as a director on the Board and based on a prorated portion of the annual equity awards granted on June 4, 2024 to non-employee directors for Board service, the Board granted Ms. Young an annual equity award of 4,737 restricted shares of Common Stock having a grant date fair value of $48,696. In addition, the Board determined that Ms. Young be compensated for her committee service based on a prorated portion of the annual equity awards granted on June 4, 2024 to non-employee directors for committee service as follows: (i) as a committee member of the Audit Committee, Ms. Young was granted an annual equity award of 536 restricted shares of Common Stock having a grant date fair value of $5,510, (ii) as a committee member of the Compensation Committee, Ms. Young was granted an annual equity award of 536 restricted shares of Common Stock having a grant date fair value of $5,510, and (iii) as a committee member of the Nominating and Corporate Governance Committee, Ms. Young was granted an annual equity award of restricted 269 shares of

Common Stock having a grant date fair value of $2,765. The restricted shares of Common Stock vest on the earlier of (i) the date of the 2025 annual meeting of stockholders of the Company, and (ii) June 4, 2025. The dollar amount of stock awards set forth in this column is equal to the grant date fair value of such stock awards calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 without regard to forfeitures. Discussion of the policies and assumptions used in the calculation of the compensation cost are set forth in Note 13 of the Consolidated Financial Statements in the Company’s 2024 Annual Report on Form 10-K filed with the SEC on February 26, 2025.

(6)

As of December 31, 2024, Mr. Morse held (i) 46,838 outstanding options to acquire shares of the Company’s Common Stock, all of which were exercisable, and (ii) 12,390 shares of restricted stock that will vest on the earlier of (x) the date of the 2025 annual meeting of stockholders of the Company and (y) June 4, 2025, subject to continued service until such date.

(7)

As of December 31, 2024, Mr. Regan held (i) 46,838 outstanding options to acquire shares of the Company’s Common Stock, all of which were exercisable, and (ii) 9,736 shares of restricted stock that will vest on the earlier of (x) the date of the 2025 annual meeting of stockholders of the Company and (y) June 4, 2025, subject to continued service until such date.

(8)

As of December 31, 2024, Ms. Persily held (i) 30,138 outstanding options to acquire shares of the Company’s Common Stock, all of which were exercisable, and (ii) 8,599 shares of restricted stock that will vest on the earlier of (x) the date of the 2025 annual meeting of stockholders of the Company and (y) June 4, 2025, subject to continued service until such date.

(9)

As of December 31, 2024, Mr. Miguel held (i) 23,925 outstanding options to acquire shares of the Company’s Common Stock, all of which were exercisable, and (ii) 6,701 shares of restricted stock that will vest on the earlier of (x) the date of the 2025 annual meeting of stockholders of the Company and (y) June 4, 2025, subject to continued service until such date.

(10)

As of December 31, 2024, Ms. Young held 6,078 shares of restricted stock that will vest on the earlier of (x) the date of the 2025 annual meeting of stockholders of the Company and (y) June 4, 2025, subject to continued service until such date.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis and the tables that follow provide information regarding the fiscal 2024 compensation program for the following Named Executive Officers (or NEOs) of the Company:

•	John Gellert, President and Chief Executive Officer;

•	Jesús Llorca, Executive Vice President and Chief Financial Officer;

•	Andrew H. Everett II, Senior Vice President, General Counsel and Secretary; and

•	Gregory Rossmiller, Senior Vice President and Chief Accounting Officer.

Consideration of “Say on Pay” Vote Results

At the 2024 annual meeting of stockholders of the Company, a non-binding, advisory vote was taken with respect to the compensation of the Company’s Named Executive Officers. Stockholders expressed substantial support for the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2024 proxy statement, with 97% of the votes cast in favor of the “Say on Pay” advisory resolution approving the Company’s Named Executive Officer compensation. The Compensation Committee considered the results of the 2024 advisory vote and also considered other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis. Ultimately, the Compensation Committee did not make any changes to its 2024 compensation program solely as a result of the 2024 Say on Pay advisory resolution.

Summary of 2024 Compensation Elements

For 2024, the Compensation Committee implemented the following executive compensation practices:

•

Three-Year Vesting of Time-Based Equity Awards. A portion of each NEO’s long-term incentive grant for 2024 was delivered in the form of restricted shares that vest ratably over three years, subject to the NEO remaining employed by the Company on the applicable vesting date.

•

Performance Restricted Stock Units. A portion of each NEO’s long-term incentive grant for 2024 was delivered in the form of performance restricted stock units (“PRSUs”). These PRSUs consist of five equal tranches, each of which will be earned if and when the closing price of one share of Common Stock equals or exceeds the specified stock price performance goal for such tranche for 60 consecutive trading days during the three-year performance period beginning on the grant date. Earned PRSUs (if any) will not be settled until the third anniversary of the grant date, subject to the executive remaining employed by the Company on such date.

•

Deferred 40% of Annual Bonuses. 40% of each NEO’s annual bonus is deferred to subsequent years, with 20% of bonuses awarded in respect of 2024 to be paid in the first quarter of 2026 and the remaining 20% to be paid in the first quarter of 2027, subject in each case to the continued employment of the NEO. The remaining 60% was paid in March 2025.

•	Clawback Policy. The Company adopted a clawback policy in accordance with the requirements of the NYSE.

•

No Tax Gross-ups. The Company does not have any contract or agreement with any NEO that provides for a tax gross-up payment, including those related to change in control payments subject to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

•

Double-Trigger / Performance Vesting. Time-based awards under the SEACOR Marine Equity Incentive Plans contain a so-called “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a change in control of the Company if (i) an acquiror replaces or substitutes outstanding awards in accordance with the requirements of the SEACOR Marine Equity Incentive Plans, and (ii) a participant holding the replacement or substitute award is not involuntarily terminated within two years following the change in control. The award agreements for performance-based awards under the SEACOR Marine Equity Incentive Plans generally provide that, in the event of a change in control of the Company that occurs prior to the end of the completion of a three-year performance period, (i) any PRSUs that have been earned based on stock price performance (as measured during such performance period but prior to the change in control) will become vested as of the change in control, and (ii) any other PRSUs will be eligible to vest upon the change in control based on the value of the per share consideration received by the Company’s shareholders in relation to the applicable share price hurdles, with any PRSUs that do not become vested based on the foregoing being forfeited for no consideration.

•	Restrictions on Hedging or Pledging NEOs. The Company has adopted policies restricting hedging and pledging of Company securities by our NEOs.

•

No Change in Control Agreements with NEOs. Although the Executive Employment Agreements (described below) contain double-trigger severance protections in connection with a change in control, we do not maintain standalone change in control agreements with our NEOs.

Executive Compensation Philosophy and Objectives

The Compensation Committee’s compensation philosophy is that subjective consideration of the different elements of performance is necessary to provide the flexibility to make appropriate compensation decisions without solely relying on the use of formulas or benchmarking. Consequently, the Compensation Committee believes it is in the Company’s best interest to conduct its own research regarding executive compensation, which includes a review of executive compensation at companies with similar business lines to that of the Company and a review of compensation at other entities that compete with the Company to employ executives with skills and specialties similar to those possessed by the Company’s executives.

Oversight of Compensation Program

The Compensation Committee is responsible for overseeing our executive compensation programs. See the “Role of Compensation Committee” section of this Proxy Statement for more information on the role and responsibilities of the Compensation Committee.

Market Information

The Compensation Committee reviews reports on executive compensation trends issued by respected publications, and compiles compensation information through Equilar, proxy statements, compensation-related public disclosures, industry trade journals and other sources. The companies with similar lines of operating business considered in connection with the Compensation Committee’s compensation analysis include Bristow Group Inc., Diamond Offshore Drilling, Inc., Dorian LPG Ltd., Forum Energy Technologies, Inc., Gulf Island Fabrication, Inc., Helix Energy Solutions Group, Inc., Innovex International, Inc., International Seaways, Inc., Newpark Resources, Inc., Oil States International, Inc., Overseas Shipholding Group, Inc. and Tidewater Inc. The Compensation Committee does not target any particular percentile or comparative level of compensation for executive officers. It does, however, assess the general competitiveness of proposed compensation levels in relation to the compensation paid by peer companies.

Role of Independent Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant, as well as any independent legal, financial or other advisors, as it deems necessary. For fiscal year 2024, the Compensation Committee elected to continue to retain Lyons, Benenson & Company Inc. (“LB&Co”) as its independent compensation consultant. LB&Co has acted as an independent compensation consultant to the Compensation Committee since 2017 and has assisted the Compensation Committee by providing research and analyses related to peer company data and related market practices as they pertain to executive and independent non-employee director compensation.

Prior to the retention of LB&Co, the Compensation Committee evaluated LB&Co’s independence from management, taking into consideration all relevant factors, including the six independence factors specified in the NYSE listing rules and applicable SEC requirements. The Compensation Committee concluded that LB&Co is independent and that its work for the Compensation Committee does not raise any conflicts of interest.

Role of Executive Officers in Compensation Decisions

In evaluating executive compensation, Mr. Gellert assists the Compensation Committee in reviewing the performance of his direct reports and their progress in meeting individual goals in relation to their peers, their respective scope of responsibility and the entire Company. The Compensation Committee typically meets in the latter part of each year and early the following year, and Mr. Gellert is invited to those meetings in order to help evaluate and recommend compensation for the Named Executive Officers (other than with respect to his own compensation), taking into account the following factors:

•	the Company’s corporate transactions, financial results and projections;

•	the individual performance of the Company’s executive officers; and

•	prevailing conditions in the job market.

Mr. Gellert does not participate in any decisions with respect to his own compensation.

Role of Compensation Committee

In making compensation decisions each year, the Compensation Committee considers the following factors:

•	market comparisons for cash and equity compensation;

•	the risk of not retaining an individual;

•	total compensation levels before and after the recommended compensation amounts;

•	compensation summaries for each executive that total the dollar value of all compensation-related programs, including annual salary, annual bonus, long-term compensation, and other benefits; and

•	target bonus opportunities included in each executive’s employment agreement.

The Compensation Committee also meets in executive session to consider the above factors for executives and to utilize these factors in evaluating Mr. Gellert’s proposed compensation and performance. Additional meetings of the Compensation Committee are held as appropriate to review and grant equity awards to newly hired employees or to current employees in connection with promotions within the Company.

Elements of 2024 Compensation

Annual Base Salary

The annual base salaries paid to the Named Executive Officers reflect the experience and skill required for executing the Company’s business strategy and overseeing its day-to-day operations. For 2024, the annual base salaries of each of Messrs. Gellert, Llorca, Everett and Rossmiller were $600,000, $375,000, $325,000 and $325,000, respectively. There have been no changes to annual base salaries of the Named Executive Officers since January 1, 2022.

Annual Bonus

The Compensation Committee continues to review the compensation practices employed by comparable companies in order to assist it in enhancing the design of an annual bonus program. Given the continued volatility in the Company’s stock price as well as commodity prices supporting the Company’s business, it was not realistic for the Compensation Committee to meaningfully design a formulaic annual bonus program for 2024. Following the end of 2024, the Compensation Committee determined that it was appropriate to award cash bonuses to the Named Executive Officers in respect of 2024 performance, after taking into consideration the following factors: (i) the individual contributions of the Named Executive Officers during 2024, including with respect to strategic initiatives, and (ii) the need to retain the Named Executive Officers given their collective industry knowledge and historical knowledge of the Company generally. After taking these factors into account, in early 2025 the Compensation Committee approved the payment of cash bonuses as follows: $600,000, $500,000, $420,000 and $360,000 for each of Mr. Gellert, Mr. Llorca, Mr. Everett and Mr. Rossmiller, respectively. 60% of such cash bonuses was paid in February 2025, and 20% of such cash bonuses will be paid in the first quarter of 2026 and 2027, respectively, subject in each case to the continued employment of the Named Executive Officer. In the event that an NEO’s employment is terminated without “Cause” or an NEO resigns for “Good Reason” or upon the occurrence of a “Change in Control” (as such terms are defined in the applicable NEO’s employment agreement), then any unpaid portion of the 2024 annual cash bonus will be paid out in connection with such event.

Long-term Incentives

The SEACOR Marine Equity Incentive Plans authorize the Compensation Committee to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining the Company and its affiliates’ directors, employees and certain consultants, and providing those directors, employees and consultants with incentive opportunities and rewards for superior performance. The types of awards under the SEACOR Marine Equity Incentive Plans may include stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards.

The Compensation Committee established an equity-based compensation program for the Company in order to align the interests of senior employees with the Company’s long-term growth. In general, equity grants are made on dates previously established by the Compensation Committee and the Company does not time the release of non-public information for the purpose of affecting the value of equity awards.

In March 2024, the Compensation Committee approved restricted stock and PRSU awards to the Named Executive Officers. The Compensation Committee introduced PRSUs to its long-term equity program in 2019 in order to better align the Named Executive Officers’ interests with the Company’s stock price by tying the vesting of such awards directly to stock price appreciation, and the Compensation Committee continued this practice in 2024.

The restricted stock awards vest ratably over three years beginning on March 4, 2025, subject to continued employment on each applicable vesting date, with exceptions for certain involuntary terminations. The PRSUs consist of five equal tranches, each of which will be earned if and when the closing price of one share of Common Stock equals or exceeds the specified stock price performance goal for such tranche for 60 consecutive trading days during the three-year performance period beginning on the grant date, provided that any earned PRSUs will not vest and be settled until the third anniversary of the grant date. In order for earned PRSUs to vest and be settled, the executive must remain employed by the Company on the third anniversary of the grant date, subject to exceptions for certain involuntary termination events that occur prior to the vesting date. The specified stock price performance goals for each tranche are $13.29, $15.13, $17.08, $19.02 and $20.86, respectively. The Compensation Committee did not approve any other equity awards to the Named Executive Officers during 2024.

Pursuant to the applicable award agreements, the restricted stock and PRSU awards vest subject to the executive’s continued employment with the Company on the applicable vesting date, subject to accelerated vesting upon the executive’s death or qualified retirement or upon termination by the Company without “Cause” (including for disability). Upon any such acceleration event, PRSUs that have been earned with respect to the stock price goal(s) will be settled on the third anniversary of the grant date, without regard to the executive’s employment with the Company as of such date.

The grant date fair value of the restricted stock and PRSU awards granted to each Named Executive Officer in 2024 is set forth in the table below:

Named Executive Officer	John Gellert ($)	Jesús Llorca ($)	Andrew H. Everett II ($)	Gregory Rossmiller ($)

Grant Date Fair Value of Restricted Shares	1,956,204	1,575,868	815,122	760,783

Grant Date Fair Value of PRSUs	588,330	473,960	245,173	228,834

In determining the applicable target value of restricted stock and PRSU awards, the Compensation Committee considered, among other factors, prior-year Company and individual performance, employee retention and incentives, and volatility in the Company’s stock price and the impact this volatility has on the tangible value of the NEOs’ equity awards. Given the significant volatility in the Company’s stock price in the months prior to the expected grant date of the 2024 awards, the Compensation Committee determined that it would be appropriate to use a 60-day VWAP of the Company’s stock price for purposes of calculating the number of restricted stock and PRSU awards granted. For example, on the day the March 2024 awards were granted, the closing price of our common stock was $12.28, and the 60-day VWAP was $11.46. Given the Compensation Committee had previously decided to use a 60-day VWAP, the Compensation Committee determined it would not be appropriate to change its methodology based on the increased price on or around the grant date, because the Compensation Committee’s intent when it determined to use a 60-day VWAP was to smooth out potential stock price volatility. The grant date fair values of the Restricted Shares and PRSUs reflect the fact that the number of awards granted was based on a lower stock price (therefore yielding a greater number of Restricted Shares and PRSUs than would have otherwise been granted had the closing stock price on the grant date been used), and this number of shares is then multiplied by the closing stock price on the grant date (or otherwise incorporated into the Monte Carlo simulation with respect to the PRSUs), in order to calculate the grant date fair value from a financial reporting perspective. However, it is important to note that the grant date fair values reported in this Proxy Statement do not necessarily correlate to the value realized by the NEOs, because the value ultimately realized from these awards will be based on (i) satisfaction of the underlying vesting conditions, and (ii) the Company’s stock price when such awards vest.

Performance Results of 2021 PRSUs. On March 12, 2024, 100% of the PRSUs granted in 2021 were determined to have been achieved based on stock price performance during the three-year performance period over 2021-2024, and were settled in accordance with their terms.

Performance Results of 2022 PRSUs. On March 11, 2025, 100% of the PRSUs granted in 2022 were determined to have been achieved based on stock price performance during the three-year performance period over 2022-2025, and were settled in accordance with their terms.

Performance Results of 2023 PRSUs. The three-year performance period with respect to PRSUs granted on March 7, 2023 ends on March 7, 2026. As of December 31, 2024, the specified stock price performance goals were satisfied for one tranche (or 20%) of these PRSUs.

Performance Results of 2024 PRSUs. The three-year performance period with respect to PRSUs granted on March 4, 2024 ends on March 4, 2027. As of December 31, 2024, none of the specified stock price performance goals were satisfied for these PRSUs.

Stock Ownership Guidelines

The Compensation Committee has adopted Stock Ownership Guidelines (the “Guidelines”) for executive officers at the Senior Vice President level or higher. Each executive officer subject to the Guidelines is expected to hold Company stock, including unvested restricted shares, with a value equal to a multiple of his or her annual base salary, as follows:

Officers	Holding Requirement

Chief Executive Officer	5X annual base salary

Executive Vice President	3X annual base salary

Senior Vice President	2X annual base salary

Neither unvested PRSUs nor options count toward satisfaction of the Guidelines. Officers subject to the Guidelines are expected to comply within five years from the date the individual is named to a participating position. As of February 26, 2025, all NEOs have met the stock ownership requirements.

In addition to the above stock ownership guidelines, in connection with the adoption of the 2025 Equity Incentive Plan, the Compensation Committee approved a minimum stock holding period with respect to shares of common stock issued to our CEO pursuant to the exercise of stock options or vesting of restricted shares or PRSUs, which requires the CEO to hold at least 50% of such shares of common stock (net of any shares disposed of in connection with the payment of an exercise or purchase price or satisfaction of any tax withholding obligations) for at least 12 months following the issuance date. This requirement is intended to even further align our CEO’s long-term interests with those of stockholders.

Clawback Policy

The award agreements applicable to any stock options, restricted stock and PRSU awards granted to the Named Executive Officers in years 2017 through 2025 provide that the shares of Common Stock underlying such awards are subject to recoupment under any existing clawback policy or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other applicable laws.

The Compensation Committee adopted a Clawback Policy intended to comply with the listing requirements of the NYSE. The Clawback Policy requires the Company to clawback erroneously awarded incentive compensation “received” (i.e., earned) by the covered officers during the three fiscal years that precede the date on which the Company determines it is required to prepare a “Big R” or “little r” accounting restatement. The Clawback Policy applies to those current and former officers who are subject to Section 16(a) of the Exchange Act, and applies to incentive-based compensation (i.e., compensation that is earned in whole or in part based on the attainment of financial performance measures). A copy of the Clawback Policy is included as an exhibit in the Company’s 2024 Annual Report on Form 10-K filed with the SEC on February 26, 2025.

Policy Against Pledging and Hedging Company Securities

The Company has adopted policies restricting hedging and pledging of Company securities by our directors, senior officers and employees. The Board has designated Andrew H. Everett II, Senior Vice President, General Counsel and Secretary as the Company’s compliance officer (the “Compliance Officer”). The Compliance Officer, along with other members of the compliance committee designated by the Board (the “Compliance Committee”), will review and either approve or prohibit all proposed trades of Common Stock by directors and executive officers and trades by specified employees outside of trading windows in accordance with the Company’s Insider Trading and Tipping Procedures and Guidelines.

Certain forms of hedging or monetization transactions allow directors, executive officers, employees, and members of the households and dependents of such persons (“Covered Persons”) to continue to own covered securities, but without the full risks and rewards of ownership. When that occurs, Covered Persons may no longer have the same objectives as the Company’s other stockholders. Therefore, Covered Persons are prohibited from engaging in such transactions. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Compliance Committee. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.

Retirement Plans

The Company’s eligible U.S.-based employees may participate in the SEACOR Marine 401(k) Plan, a Company sponsored defined contribution plan (“SEACOR Marine 401(k) Plan”). For 2024, the Company matched employee contributions to the SEACOR Marine 401(k) Plan in the amount of 100% of the first 2.0% of an employee’s eligible compensation that the employee contributed to the SEACOR Marine 401(k) Plan, and 50% of the next 4% of the employee’s eligible compensation that the employee contributed to the SEACOR Marine 401(k) Plan, for a total match of 4% of such employee’s eligible compensation, subject to applicable limitations.

Compensation Risk Assessment
The Compensation Committees believes that the performance goals and incentive program structures generally established under the Company’s executive, annual and long-term incentive programs do not contribute to excessive risk taking by our senior executives or employees. The Company’s compensation programs are balanced, rewarding both short-term and long-term performance, with a balanced focus on stock price, operational and individual performance. The Compensation Committee is actively engaged in establishing compensation programs and payout opportunities, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.
Equity Grant Practices
The Compensation Committee seeks to approve annual grants of equity-based awards on or about the same time each year (generally in March for executive officers and June for non-employee
directors) and does not time equity grants to coincide with the release of material non-public
information. All grants of equity-based awards (including
off-cycle
awards) are approved by the Compensation Committee either at a meeting of the Compensation Committee or by unanimous written consent. In recent years, the Compensation Committee has adopted a practice of using a multi-day,
VWAP in order to calculate the number of equity-based awards to be made to our NEOs. The Compensation Committee believes that using a VWAP price, rather than a single-day
closing price, mitigates the impact that stock volatility could potentially have on the number of awards granted. Currently the Company’s equity-based program does not include grants of stock options. The exercise price per share of stock options granted in prior years is equal to the closing price of a share of Common Stock on the grant date.
Employment Agreements; Change in Control Provisions
Each of the NEOs are party to an employment agreement with the Company, the terms of which are described in the “Employment Contracts/Termination of Employment/Change in Control” section of this Proxy Statement (the “Executive Employment Agreements”). Although the Executive Employment Agreements contain double-trigger severance protections in the event of a “Change in Control,” the Company does not maintain standalone change in control agreements with our NEOs.
Time-based awards under the SEACOR Marine Equity Incentive Plans contain a so-called
“double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a change in control of the Company if (i) an acquiror replaces or substitutes outstanding awards in accordance with the requirements of the SEACOR Marine Equity Incentive Plans, and (ii) a participant holding the replacement or substitute award is not involuntarily terminated within two years following the change in control. The award agreements for performance-based awards under the SEACOR Marine Equity Incentive Plans generally provide that, in the event of a change in control of the Company that occurs prior to the end of the completion of a
3-year
performance period, (i) any PRSUs that have been earned based on stock price performance (as measured during such performance period but prior to the change in control) will become vested as of the change in control, and (ii) any other PRSUs will be eligible to vest upon the change in control based on the value of the per share consideration received by the Company’s shareholders in relation to the applicable share price hurdles, with any PRSUs that do not become vested based on the foregoing being forfeited for no consideration.
Tax Considerations
Section 162(m) of the Internal Revenue Code generally places a $1 million annual deduction limit on compensation paid by public companies to certain executive officers. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, it is not the sole or primary factor considered. The Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information for the Company’s Named Executive Officers in respect of the fiscal years ended December 31, 2024, 2023 and 2022:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)

John Gellert	2024	600,000	600,000	2,544,534	13,800	3,758,334
President and Chief Executive	2023	600,000	750,000	1,890,017	13,200	3,253,217
Officer	2022	600,000	600,000	1,544,907	10,675	2,755,582

Jesús Llorca	2024	375,000	500,000	2,049,828	13,800	2,938,628
Executive Vice President and	2023	375,000	625,000	1,522,531	13,200	2,535,731
Chief Financial Officer	2022	375,000	500,000	1,193,785	10,675	2,079,460

Andrew H. Everett II	2024	325,000	420,000	1,060,295	13,800	1,819,095
Senior Vice President, General	2023	325,000	525,000	787,519	13,200	1,650,719
Counsel and Secretary	2022	325,000	400,000	526,676	10,675	1,262,351

Gregory Rossmiller	2024	325,000	360,000	989,617	13,800	1,688,417
Senior Vice President and	2023	325,000	450,000	735,043	13,200	1,523,243
Chief Accounting Officer	2022	325,000	350,000	526,676	10,675	1,212,351

(1)

The amounts shown for 2022, 2023, and 2024 represent cash bonuses awarded in 2023, 2024 and 2025, respectively. 60% of the cash bonus in respect of 2022 was paid in April 2023, 20% was paid in March 2024, and the remaining 20% of such cash bonus was paid in February 2025. 60% of the cash bonus in respect of 2023 was paid in March 2024, 20% was paid in February 2025, and the remaining 20% of such cash bonus will be paid in the first quarter of 2026, subject in each case to the continued employment of the Named Executive Officer. 60% of the cash bonus in respect of 2024 was paid in February 2025, and 20% of such cash bonus will be paid in the first quarter of 2026 and 2027, respectively, subject in each case to the continued employment of the Named Executive Officer. In the event that an NEO’s employment is terminated without “Cause” or an NEO resigns for “Good Reason” or upon the occurrence of a “Change in Control” (as such terms are defined the applicable NEO’s employment agreement), then any unpaid portion of the 2023 and 2024 annual bonus will be paid out in connection with such event.

(2)

The dollar amount of restricted stock and PRSUs set forth in this column reflects the aggregate grant date fair value of restricted stock and PRSU awards in accordance with the FASB ASC Topic 718 without regard to forfeitures. The grant date fair value of each PRSU award was determined based on a Monte Carlo simulation of the specified stock price performance goals for each tranche the PRSUs, volatility of the Company’s Common Stock, a risk-free rate and a performance measurement period of three years. Discussion of the policies and assumptions used in the calculation of the grant date fair value of the restricted stock and PRSUs granted during 2022 are set forth in Note 17 of the Consolidated Financial Statements included in the Company’s 2022 Annual Report on Form 10-K filed with the SEC on March 6, 2023. Discussion of the policies and assumptions used in the calculation of the grant date fair value of the restricted stock and PRSUs granted during 2023 are set forth in Note 14 of the Consolidated Financial Statements included in the Company’s 2023 Annual Report on Form 10-K filed with the SEC on February 29, 2024. Discussion of the policies and assumptions used in the calculation of the grant date fair value of the restricted stock and PRSUs granted during 2024 are set forth in Note 13 of the Consolidated Financial Statements included in the Company’s 2024 Annual Report on Form 10-K filed with the SEC on February 26, 2025.

(3)	For Messrs. Gellert, Llorca, Everett and Rossmiller, this amount represents the Company’s matching contributions under the Company’s tax-qualified 401(k) savings plan.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information on grants of awards under any plan to the Company’s Named Executive Officers in the fiscal year ended December 31, 2024:

Name	Award(1)	Approval Date	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Target(2) (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)

John Gellert	Restricted Stock	2/29/24	3/4/24	—	159,300	1,956,204
	PRSUs	2/29/24	3/4/24	62,655	—	588,330

Jesús Llorca	Restricted Stock	2/29/24	3/4/24	—	128,328	1,575,868
	PRSUs	2/29/24	3/4/24	50,475	—	473,960

Andrew H. Everett II	Restricted Stock	2/29/24	3/4/24	—	66,378	815,122
	PRSUs	2/29/24	3/4/24	26,110	—	245,173

Gregory Rossmiller	Restricted Stock	2/29/24	3/4/24	—	61,953	760,783
	PRSUs	2/29/24	3/4/24	24,370	—	228,834

(1)	All awards are granted under the 2022 Plan.

(2)

Minimum and maximum future payout columns are excluded as the PRSUs consist of only a single estimated payout, which is reported in the target payout column. The PRSUs consist of five equal tranches, each of which will be earned if and when the closing price of one share of Common Stock equals or exceeds the specified stock price performance goal for such tranche for 60 consecutive trading days during the three-year performance period beginning on the grant date, provided that any earned PRSUs will not vest and be settled until the third anniversary of the grant date. In order for earned PRSUs to vest and be settled, the executive must remain employed by the Company on the third anniversary of the grant date, subject to accelerated vesting upon the executive’s death or qualified retirement or upon termination by the Company without “Cause” (including for disability). Upon any such acceleration event, PRSUs that have been earned with respect to the stock price goal(s) will be settled on the third anniversary of the grant date, without regard to the executive’s employment with the Company as of such date. The specified stock price performance goals for each tranche are $13.29, $15.13, $17.08, $19.02 and $20.86, respectively.

(3)

The restricted stock awards vest ratably over three years beginning on March 4, 2025. The restricted stock awards vest subject to the executive’s continued employment with the Company on the applicable vesting date, subject to accelerated vesting upon the executive’s death or qualified retirement or upon termination by the Company without “Cause” (including for disability).

(4)

The dollar amount of restricted stock and PRSUs set forth in this column reflects the aggregate grant date fair value of restricted stock and PRSU awards in accordance with the FASB ASC Topic 718 without regard to forfeitures. The grant date fair value of each PRSU award was determined based on a Monte Carlo simulation of the specified stock price performance goals for each tranche the PRSUs, volatility of the Company’s Common Stock, a risk-free rate and a performance measurement period of three years. Discussion of the policies and assumptions used in the calculation of the grant date fair value of the restricted stock and PRSUs granted during 2024 are set forth in Note 13 of the Consolidated Financial Statements included in the Company’s 2024 Annual Report on Form 10-K filed with the SEC on February 26, 2025.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (2024)

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2024, held by the Named Executive Officers.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(8) ($)

John Gellert
	150,000	—	12.50	11/22/2027	70,683	(1)	463,680	58,905	(5)	386,417
	10,000	—	22.04	4/24/2028	97,562	(2)	640,007	47,810	(6)	313,634
	10,000	—	22.95	4/24/2028	159,300	(3)	1,045,008	62,655	(7)	411,017
	10,000	—	22.38	4/24/2028	—		—	—		—
	10,000	—	11.76	4/24/2028	—		—	—		—
	8,750	—	13.28	4/16/2029	—		—	—		—
	8,750	—	14.31	4/16/2029	—		—	—		—
	8,750	—	13.98	4/16/2029	—		—	—		—
	8,750	—	13.22	4/16/2029	—		—	—		—
	8,750	—	6.97	3/5/2030	—		—	—		—
	26,250	—	4.39	3/5/2030	—		—	—		—

Jesús Llorca
	75,000	—	12.50	11/22/2027	54,619	(1)	358,301	45,515	(5)	298,578
	6,250	—	22.04	4/24/2028	78,592	(2)	515,564	38,515	(6)	252,658
	6,250	—	22.95	4/24/2028	128,328	(3)	841,832	50,475	(7)	331,116
	6,250	—	22.38	4/24/2028	—		—	—		—
	6,250	—	11.76	4/24/2028	—		—	—		—
	6,250	—	13.28	4/16/2029	—		—	—		—
	6,250	—	14.31	4/16/2029	—		—	—		—
	6,250	—	13.98	4/16/2029	—		—	—		—
	6,250	—	13.22	4/16/2029	—		—	—		—
	6,250	—	6.97	3/5/2030	—		—	—		—
	18,750	—	4.39	3/5/2030	—		—	—		—

Andrew H. Everett II
	35,000	—	15.79	1/22/2028	24,097	(1)	158,076	20,080	(5)	131,725
	2,500	—	22.04	4/24/2028	40,652	(2)	266,677	19,920	(6)	130,675
	2,500	—	22.95	4/24/2028	66,378	(3)	435,440	26,110	(7)	171,282
	2,500	—	22.38	4/24/2028	—		—	—		—
	2,500	—	11.76	4/24/2028	—		—	—		—
	3,750	—	13.28	4/16/2029	—		—	—		—
	3,750	—	14.31	4/16/2029	—		—	—		—
	3,750	—	13.98	4/16/2029	—		—	—		—
	3,750	—	13.22	4/16/2029	—		—	—		—
	3,750	—	6.97	3/5/2030	—		—	—		—
	11,250	—	4.39	3/5/2030	—		—	—		—

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(8) ($)

Gregory Rossmiller
	25,000	—	22.04	4/24/2028	24,097	(1)	158,076	20,080	(5)	131,725
	3,750	—	13.28	4/16/2029	37,942	(2)	248,900	18,595	(6)	121,983
	3,750	—	14.31	4/16/2029	61,953	(3)	406,412	24,370	(7)	159,867
	3,750	—	13.98	4/16/2029	—		—	—		—
	3,750	—	13.22	4/16/2029	—		—	—		—
	3,750	—	6.97	3/5/2030	—		—	—		—
	11,250	—	4.39	3/5/2030	—		—	—		—

(1)	These restricted shares vested on March 4, 2025.

(2)

These restricted shares vest in equal installments on March 4 of 2025 and 2026, assuming continued employment with the Company on the applicable vesting date, subject to earlier vesting in connection with certain involuntary termination events.

(3)

These restricted shares vest in equal installments on March 4 of 2025, 2026 and 2027, assuming continued employment with the Company on the applicable vesting date, subject to earlier vesting in connection with certain involuntary termination events.

(4)	The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of the Company’s Common Stock on December 31, 2024, which was $6.56.

(5)

These PRSUs consist of five equal tranches, each of which will be earned if and when the closing price of one share of Common Stock equals or exceeds the specified stock price performance goal for such tranche for 60 consecutive trading days during the three-year performance period beginning on March 11, 2022, provided that any earned PRSUs will not be settled until the third anniversary of the grant date, subject to satisfaction of the service-based vesting requirements set forth in the award agreement. The specified stock price performance goals for each tranche are $5.02, $5.72, $6.45, $7.19 and $7.88, respectively. As of December 31, 2024, the stock price performance goals were satisfied for all tranches of these PRSUs. On March 11, 2025, these PRSUs were settled by delivery of shares of Common Stock to the grantee in accordance with the terms of such PRSUs.

(6)

These PRSUs consist of five equal tranches, each of which will be earned if and when the closing price of one share of Common Stock equals or exceeds the specified stock price performance goal for such tranche for 60 consecutive trading days during the three-year performance period beginning on March 7, 2023, provided that any earned PRSUs will not be settled until the third anniversary of the grant date, subject to satisfaction of the service-based vesting requirements set forth in the award agreement. The specified stock price performance goals for each tranche are $11.61, $13.21, $14.91, $16.62 and $18.22, respectively. As of December 31, 2024, the stock price performance goals were satisfied for one tranche of these PRSUs.

(7)

These PRSUs consist of five equal tranches, each of which will be earned if and when the closing price of one share of Common Stock equals or exceeds the specified stock price performance goal for such tranche for 60 consecutive trading days during the three-year performance period beginning on March 4, 2024, provided that any earned PRSUs will not be settled until the third anniversary of the grant date, subject to satisfaction of the service-based vesting requirements set forth in the award agreement. The specified stock price performance goals for each tranche are $13.29, $15.13, $17.08, $19.02 and $20.86, respectively. As of December 31, 2024, none of the stock price performance goals were satisfied for these PRSUs.

(8)	The amounts set forth in this column equal the number of PRSUs indicated multiplied by the closing price of the Company’s Common Stock on December 31, 2024, which was $6.56.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to all vesting of stock during the fiscal year ended December 31, 2024 for the Company’s Named Executive Officers. No stock options were exercised during the fiscal year ended December 31, 2024.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

John Gellert	253,582	3,127,329

Jesús Llorca	183,327	2,260,150

Andrew H. Everett II	85,691	1,056,391

Gregory Rossmiller	84,336	1,039,751

(1)

The value realized on vesting is determined by multiplying the number of shares vesting by the market price at the close of business on the date of vesting. The number of shares acquired at vesting and the value realized at vesting do not include any reduction in vested shares or value realized associated with the withholding of shares to satisfy tax withholding obligations.

EMPLOYMENT CONTRACTS/TERMINATION OF EMPLOYMENT/CHANGE IN CONTROL

In connection with a review of the Company’s executive compensation arrangements conducted during 2019, the Compensation Committee approved executive employment agreements for each of Messrs. Gellert, Llorca, Everett and Rossmiller (the “Executive Employment Agreements”), which agreements were executed and became effective on November 5, 2019.

The Executive Employment Agreements set forth the then-current base salary of each of Messrs. Gellert, Llorca, Everett and Rossmiller, and provides that each of them will have a target annual bonus opportunity equal to 100% of the executive’s base salary as in effect from time to time. During 2022, the Compensation Committee, in consultation with LB&Co, the Compensation Committee’s independent compensation consultant, conducted a review of the current cash compensation of the executives. In connection with such review, effective January 1, 2022, the Compensation Committee approved the increase of the base salaries of each of Messrs. Gellert, Llorca, Everett and Rossmiller to $600,000, $375,000, $325,000 and $325,000, respectively. There have been no changes to these base salaries since January 1, 2022.

Upon a termination of employment by the Company without “Cause” or resignation by the executive for “Good Reason” (as such terms are defined in the Executive Employment Agreements) (each, a “Qualifying Termination”), each executive will be eligible to receive the following severance benefits: (i) a lump sum payment equal to a multiple of the executive’s base salary (2.0x for Mr. Gellert, 1.75x for Mr. Llorca and 1.5x for Messrs. Everett and Rossmiller), (ii) a lump sum amount equal to the average annual cash incentive bonus paid to the executive in respect of the last three calendar years prior to the year in which the executive’s termination of employment occurred, (iii) a pro-rated annual bonus payable in respect of the year in which the termination occurs, based on actual achievement of the applicable performance goals, and pro-rated based on the number of days the executive was employed by the Company during the calendar year in which the termination occurs, (iv) a lump sum cash payment based on the employer portion of the monthly cost of maintaining health benefits for the executive and his eligible dependents for a period of time following the executive’s termination of employment (24 months for Mr. Gellert, 21 months for Mr. Llorca and 18 months for Messrs. Everett and Rossmiller), and (v) immediate vesting of the unvested portion of certain equity awards, and an extended exercise period for the executive’s outstanding stock options.

If a Qualifying Termination occurs within two years following a “Change in Control” (as such term is defined in the Executive Employment Agreement), the executive will be eligible to receive the same benefits described above, except that the bonus amount described in subsection (ii) will be no less than the executive’s target annual bonus for the year in which the termination occurs.

The executives’ receipt of the severance benefits described above are subject to the executive’s execution and non-revocation of an effective release of claims. The Executive Employment Agreements also provide for certain non-competition, non-solicitation and non-disparagement provisions that apply following a termination of employment. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company’s 401(k) savings plan, disability benefits and accrued vacation pay.

POTENTIAL PAYMENTS UPON DEATH, DISABILITY, QUALIFIED RETIREMENT,

TERMINATION WITHOUT CAUSE OR IN CONNECTION WITH A CHANGE IN CONTROL

The following table sets forth the potential payments and the acceleration of stock options, restricted stock and PRSUs upon the termination of employment of the employee, or the occurrence of a “Change in Control,” in each case, as of December 31, 2024.

Name	Termination for Cause or Resignation without Good Reason(1) ($)	Termination without Cause or Resignation for Good Reason ($)	Death or Qualified Retirement ($)	Disability(1) ($)	Change in Control(2) ($)

John Gellert
Severance Payments(3)	—	1,234,392	—	—	1,234,392
Annual Incentive(4)	—	1,040,000	—	—	1,040,000
Stock Options(5)	—	—	—	—	—
Restricted Stock(6)	—	2,148,695	2,148,695	2,148,695	2,148,695
PRSUs(7)	—	449,144	449,144	449,144	449,144
TOTAL	—	4,872,230	2,597,839	2,597,839	4,872,230

Jesús Llorca
Severance Payments(3)	—	686,343	—	—	686,343
Annual Incentive(4)	—	866,667	—	—	866,667
Stock Options(5)	—	—	—	—	—
Restricted Stock(6)	—	1,715,696	1,715,696	1,715,696	1,715,696
PRSUs(7)	—	349,110	349,110	349,110	349,110
TOTAL	—	3,617,815	2,064,806	2,064,806	3,617,815

Andrew H. Everett II
Severance Payments(3)	—	513,294	—	—	513,294
Annual Incentive(4)	—	721,333	—	—	721,333
Stock Options(5)	—	—	—	—	—
Restricted Stock(6)	—	860,193	860,193	860,193	860,193
PRSUs(7)	—	157,860	157,860	157,860	157,860
TOTAL	—	2,252,680	1,018,053	1,018,053	2,252,680

Gregory Rossmiller
Severance Payments(3)	—	513,294	—	—	513,294
Annual Incentive(4)	—	620,667	—	—	620,667
Stock Options(5)	—	—	—	—	—
Restricted Stock(6)	—	813,388	813,388	813,388	813,388
PRSUs(7)	—	156,121	156,121	156,121	156,121
TOTAL	—	2,103,469	969,509	969,509	2,103,469

(1)

Pursuant to the terms of each NEO’s employment agreement, if the NEO’s employment terminates as a result of disability or if the NEO resigns without “Good Reason,” the Company may elect to pay a certain amount of severance in exchange for the NEO agreeing not to compete for a period of six months. As this election is solely in the discretion of the Company, such payments are not included in the table above.

(2)

As the Company’s equity awards, as well as each NEO’s employment, provide for double-trigger change in control provisions, the dollar amount in this column is based on the assumption that a change in control occurs that is subsequently followed by an involuntary termination of the NEO.

(3)

Pursuant to the terms of each NEO’s employment agreement, the dollar amount in this row reflects the amount to paid to the NEO based on a multiple of such NEO’s annual base salary as well as the amount to be paid in respect of a certain period of health benefits.

(4)

The Annual Incentive dollar amount in this row reflects (i) pursuant to the terms of each NEO’s employment agreement, the average annual cash bonus of such NEO in respect of 2022, 2023 and 2024, and (ii) the remaining annual installments of the annual cash bonus previously earned in respect of 2023 and 2024 as described above.

(5)

As of December 31, 2024, there were no unvested stock options held by any NEO that would accelerate upon the death, disability, qualified retirement or termination without “Cause” of the employee, or, assuming no replacement awards were provided, upon the occurrence of a “Change in Control.”

(6)

The dollar amount in this row reflects the closing price of the Company’s Common Stock on December 31, 2024, which was $6.56, for unvested shares of the Company’s Common Stock that would accelerate upon the death, disability, qualified retirement or termination without “Cause” of the employee, or, assuming no replacement awards were provided, upon the occurrence of a “Change in Control.”

(7)

The dollar amount in this row reflects the closing price of the Company’s Common Stock on December 31, 2024, which was $6.56, for each PRSU that is earned as of such date based on the specified stock price performance goal of such tranche of PRSUs and that would accelerate upon the death, disability, qualified retirement or termination without “Cause” of the employee or upon the occurrence of a “Change in Control.” As of December 31, 2024, the stock price performance goals of $5.02, $5.72, $6.45, $7.19 and $7.88 were satisfied for each tranche of the PRSUs granted in 2022, and the stock price performance goal of $11.61 was satisfied for one tranche of the PRSUs granted in 2023 and no other PRSUs were earned.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2024 Annual Report on Form 10-K filed with the SEC on February 26, 2025.

The information contained in the above report will not be deemed to be “soliciting material” or “filed” with the SEC, nor will this information be incorporated into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference.

The Compensation Committee: R. Christopher Regan (Chair), Andrew R. Morse, Julie Persily and Lisa P. Young.

Equity Compensation Plan Information

The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C)

Equity compensation plans approved by security holders	1,013,865	$12.68	1,005,288

Equity compensation plans not approved by security holders	—	—	—

Total	1,013,865	$12.68	1,005,288

CEO PAY RATIO DISCLOSURE

As required by SEC rules, we determined the ratio of the annual total compensation of Mr. Gellert, our CEO, relative to the annual total compensation of our median employee. For the fiscal year ended December 31, 2024:

•	the annual total compensation paid to the individual who was identified as the median employee of our company (other than our CEO), was $56,429;

•	the annual total compensation of our CEO (as reported in the Summary Compensation Table) was $3,758,334; and

•	based on this information, the ratio of the annual total compensation of our CEO to the median employee’s annual total compensation is 67 to 1.

To calculate the 2024 CEO pay ratio, we examined annual base cash compensation for all employees as of December 31, 2024. As of this date, the company employed 1,239 individuals directly and indirectly (through crewing or manning agreements) across 39 countries. We annualized the compensation for full-time workers who joined us after the first of the year and converted all amounts paid in foreign currencies to U.S. dollars based on the exchange ratio for each such currency reported on the same day. After identifying the median employee using this consistently applied compensation measure, we then calculated that employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table in order to determine the pay ratio provided above. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Due to our global footprint and the lack of continuity in workforce, the compensation profile of our employee population as reported in this pay ratio disclosure may not be completely reflective of the level of compensation paid to our workers.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and the financial performance of the Company.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (4) ($)	Value of Initial Fixed $100 Investment Based On:		Net (Loss) Income (6) (millions) ($)
					Total Shareholder Return (5) ($)	Peer Group Total Shareholder Return (5) ($)		Direct Vessel Profit (7) (millions) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	3,758,334	597,286	2,148,713	496,085	242	173	(78.1)	74.1
2023	3,253,217	5,015,116	1,903,231	2,746,633	465	189	(9.3)	119.9
2022	2,755,582	5,568,170	1,518,054	2,779,848	338	189	(71.7)	45.3
2021	2,602,774	2,132,673	1,370,007	1,161,032	125	119	33.1	43.5

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Gellert (our Chief Executive Officer (PEO)) for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Gellert, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Gellert during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Gellert’s total compensation for each year to determine the “compensation actually paid”:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to PEO ($)

2024	3,758,334	(2,544,534)	(616,514)	597,286

2023	3,253,217	(1,890,017)	3,651,916	5,015,116

2022	2,755,582	(1,544,907)	4,357,495	5,568,170

2021	2,602,774	(1,696,974)	1,226,873	2,132,673

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. There were no “Option Awards” granted in respect of the applicable years.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year, (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year, and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

2024	1,168,438	(1,719,684)	—	(65,269)	—	—	(616,514)

2023	2,287,569	1,162,270	—	220,957	(18,880)	—	3,651,916

2022	2,466,623	1,519,469	—	371,404	—	—	4,357,495

2021	963,641	37,725	—	225,507	—	—	1,226,873

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Gellert) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts for each of 2021, 2022, 2023 and 2024 were Jesús Llorca, Andrew H. Everett II and Gregory Rossmiller.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Gellert), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to these NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Gellert) for each year to determine the “compensation actually paid,” using the same methodology described above in Note (2)(b):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments (a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	2,148,713	(1,366,580)	(286,048)	496,085

2023	1,903,231	(1,015,031)	1,858,433	2,746,633

2022	1,518,054	(749,046)	2,010,839	2,779,848

2021	1,370,007	(725,207)	516,232	1,161,032

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)

2024	627,521	(882,758)	—	(30,811)	—	—	(286,048)

2023	1,228,536	537,073	—	100,558	(7,733)	—	1,858,433

2022	1,195,936	652,639	—	162,264	—	—	2,010,839

2021	411,815	19,061	—	85,356	—	—	516,232

(5)
Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The “measurement period” is the period beginning at the measurement point established by the market close on the last trading day before fiscal year 2021, through and including the end of the fiscal year for which cumulative total shareholder return is being calculated. For purposes of calculating peer group total shareholder return, the peer group used is the PHLX Oil Service Sector Index.

(6)	The dollar amounts reported represent the amount of net income (loss) as reported in the Company’s audited financial statements for the applicable year.

(7)
The dollar amounts reported represent the amount of Direct Vessel Profit as reported in the Company’s audited financial statements for the applicable year. Direct Vessel Profit is a non-GAAP
financial measure. For additional information on Direct Vessel Profit, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s 2024 Annual Report on Form
10-K
filed with the SEC on February 26, 2025.

Financial Performance Measures.
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	share price

•	direct vessel profit

•	cash flow from operations

Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid vs. Cumulative SMHI and Peer Group Total Shareholder Return (“TSR”)

Compensation Actually Paid vs. Net Income

Compensation Actually Paid vs. Direct Vessel Profit

RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

The Company has established a written policy for the review and approval or ratification of transactions with Related Parties (the “Related Party Transactions Policy”) to assist it in reviewing transactions that exceed the thresholds for disclosure established under Item 404(a) of Regulation S-K promulgated by the SEC (“Related Party Transactions”) involving the Company and its subsidiaries and Related Parties (as defined below). Examples include, among other things, sales, purchases or transfers of real or personal property, use of property or equipment by lease or otherwise, services received or furnished, borrowing or lending (including guarantees), and employment by the Company of an immediate family member of a Related Party or a change in the material terms or conditions of employment of such an individual.

The Related Party Transactions Policy supplements the Company’s other conflict of interest policies set forth in the Company’s Corporate Governance Guidelines, its Code of Business Conduct and Ethics and its other internal procedures. A summary description of the Related Party Transactions Policy is set forth below.

For purposes of the Related Party Transactions Policy, a “Related Party” includes the Company’s directors, director nominees and members of management since the beginning of the Company’s last fiscal year, beneficial owners of 5.0% or more of any class of the Company’s voting securities and members of their respective Immediate Family (as defined in the Related Party Transactions Policy), as well as the Company’s affiliates, investees, trusts for the benefit of employees and other parties with which the Company may deal if one party can control or significantly influence the management or operating policies of the Company.

The Related Party Transactions Policy provides that Related Party Transactions must be approved or ratified by the Audit Committee. The Board has delegated to the Audit Committee the review and, when appropriate, approval or ratification of Related Party Transactions. Upon the presentation of a proposed Related Party Transaction, the Related Party is excused from participation and voting on the matter. In approving, ratifying or rejecting a Transaction, the Audit Committee will consider such information as it deems important to conclude if the transaction is fair and reasonable to the Company.

Whether a Related Party’s interest in a Related Party Transaction is material or not will depend on all facts and circumstances, including whether a reasonable investor would consider the Related Party’s interest in the Related Party Transaction important, together with all other available information, in deciding whether to buy, sell or hold the Company’s securities. In administering this policy, the Board or the relevant committee will be entitled (but not required) to rely upon such determinations of materiality by the Company’s management.

The following factors are taken into consideration in determining whether to approve or ratify a Related Party Transaction with a Related Party:

•	the Related Party’s relationship to the Company and interest in the Related Party Transaction;

•	the approximate dollar value of the Related Party Transaction;

•	the approximate dollar value of the amount of the Related Party’s interest in the Related Party Transaction;

•	whether the Related Party Transaction was undertaken in the ordinary course of business of the Company;

•	whether the Related Party Transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company, of the Related Party Transaction;

•	required public disclosures, if any; and

•

any other information regarding the Related Party Transaction or the Related Party in the context of the proposed related transaction that would be material to investors in light of the particular circumstances.

The following arrangements will not generally give rise to Related Party Transactions with a Related Party for purposes of the Related Party Transactions Policy given their nature, size and/or degree of significance to the Company:

•

any employment by the Company of an executive officer of the Company or any of its subsidiaries if the compensation is approved (or recommended to the Board for approval) by the Company’s Compensation Committee;

•

any compensation paid to a director if the compensation is consistent with the Company’s director compensation policies and is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K; and

•

any transaction where the Related Party’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis (e.g., dividends).

Transactions with Carlyle

On October 5, 2022, the Company and certain funds affiliated with The Carlyle Group Inc. (the “Carlyle Investors”) entered into two agreements pursuant to which the Company issued the Carlyle Investors (i) $90.0 million in aggregate principal amount of the Company’s 8.0% / 9.5% Senior PIK Toggle Notes due 2026 (the “Guaranteed Notes”), and (ii) $35.0 million aggregate principal amount of the Company’s 4.25% Convertible Senior Notes due 2026 (the “New Convertible Notes”) in exchange for all $125.0 million in aggregate principal amount of the Company’s convertible senior notes due 2023 (the “Old Convertible Notes”) outstanding (the “Exchange Transaction”). Consistent with the provisions of the documents governing the Old Convertible Notes, the Company was required to use reasonable best efforts, subject to its directors’ fiduciary duties, to cause a person designated by Carlyle (if Carlyle so chooses) to be appointed as a director on the Board, if Carlyle, solely as a result of the conversion of the Convertible Notes for shares of our Common Stock, collectively owned (or would own upon conversion), 10.0% or more of our outstanding shares of Common Stock on a fully diluted basis (the “Board Nomination Right”). Carlyle was also provided a right to appoint a board observer under certain circumstances. Carlyle has not exercised its right to nominate a board member since April 2018, however it did exercise its observer right with respect to most board meetings during 2024 until such rights terminated.

On December 16, 2024, the Company fully paid off and satisfied its obligations under the Guaranteed Notes and New Convertible Notes, and as a result Carlyle’s Board Nomination Right and board observer rights terminated and Carlyle ceased to observe board meetings as of such date.

During 2024, the Carlyle Investors exercised 24,138 warrants to purchase shares of Company Common Stock (“Warrants”). As of December 31, 2024, the Carlyle Investors held 1,280,195 outstanding Warrants.

On April 4, 2025, Carlyle sold the remainder of the Company’s Common Stock and Warrants it held to the Company, representing 9.1% of the Company’s Common Stock assuming exercise of the Warrants, for aggregate consideration of approximately $12.9 million.

Transactions with CME

Mr. Alfredo Miguel Bejos, a Director of the Company, currently serves as president and chief executive officer of Proyectos Globales de Energía y Servicios CME, S.A. de C.V. (“CME”). Mantenimiento Express Maritimo, S.A.P.I. de C.V. (“MexMar”) is an affiliate of CME. In accordance with the Related Transaction Policy, the Audit Committee has adopted guidelines for addressing ongoing CME-related transactions (“Guidelines for Addressing Ongoing CME-Related Transactions”), and Mr. Miguel recuses himself from the Audit Committee and Board deliberations with respect to such matters.

In September 2022, as part of the Company’s exit from a variety of joint ventures with CME, including MexMar, that were subject to the oversight of, and received advance approval from, the Audit Committee as related party transactions subject to the Company’s Related Party Transaction Policy, the PSV SEACOR Marlin was bareboat chartered by SEACOR Marlin LLC, a wholly owned subsidiary of the Company, to MexMar pursuant to a certain bareboat charter agreement. During 2024, the Company earned charter revenue of $1.5 million from MexMar with respect to such bareboat charter. In addition, during 2024 the Company charged MexMar a management fee of $0.3 million, and the Company time chartered the PSV SEACOR Chief through MexMar to a party related to CME for a total of $6.2 million.

Additionally, from time to time the Company may charter vessels to MexMar (or other CME affiliates), which in turn charters the vessel to the ultimate customer and charges a variable fee between 1.9% and 5.0% of the gross time charter revenue, and the remaining time charter revenue is passed on to SEACOR Marine. Such charter arrangements are made in accordance with the Guidelines for Addressing Ongoing CME Related Transactions. During 2024, $0.6 million of such fees were charged by MexMar.

PROPOSAL NO. 2 APPROVAL OF THE SEACOR MARINE HOLDINGS INC.

2025 EQUITY INCENTIVE PLAN

We currently have one active equity incentive plan, the SEACOR Marine Holdings Inc. 2022 Equity Incentive Plan (the “2022 Plan”). On April 22, 2025, the Board adopted the SEACOR Marine Holdings Inc. 2025 Equity Incentive Plan (referred to herein as the “Plan”), subject to the approval of our stockholders, in order to increase the number of shares available for equity compensation awards to key employees and other eligible individuals. If the Plan is approved by our stockholders at the annual meeting (such date, the “Effective Date”), no future equity awards will be made pursuant to the 2022 Plan following the Effective Date (but existing outstanding awards under the 2022 Plan will remain subject to the terms of the 2022 Plan). The Plan, if approved, will expire in 2035. In the event that our stockholders do not approve the Plan, it will not become effective, no awards will be granted under the Plan, and the 2022 Plan will continue in accordance with its terms as previously approved by our stockholders.

Summary of the Plan

Set forth below is a summary of the principal features of the Plan. The terms of the Plan are materially consistent with the terms of the 2022 Plan, except where otherwise noted below. This summary is qualified in its entirety by reference to the terms of the Plan, a copy of which is included in this Proxy Statement as Annex A.

Why We Believe You Should Vote for this Item

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees, directors and consultants and that the ability to provide equity-based and/or incentive-based awards under the Plan is critical to achieving this success. We would be at a significant competitive disadvantage if we could not use stock-based awards to recruit and compensate these individuals. Replacing equity awards with cash would also increase cash compensation expense and use cash that would be better utilized if reinvested in our businesses or returned to our stockholders.

The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. Equity compensation aligns the compensation interests of our directors, employees and consultants with the investment interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.

The Plan permits the granting of (i) stock options, including incentive stock options (or “ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) restricted stock units (“RSUs”), (iv) performance awards, and (v) other awards valued in whole or in part by reference to or otherwise based on our common stock (“Other Stock-Based Awards”). Each type of award is described below under “Types of Awards Under the Plan.” Each of the awards will be evidenced by an award document setting forth the applicable terms and conditions.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests.

Equity Compensation Information

As of April 14, 2025, only 167,273 shares remained available for issuance under the 2022 Plan. If the Plan is not approved, we will be compelled to increase significantly the cash component of our employee compensation, which may not align employee compensation interests with the investment interests of our stockholders, which alignment is best achieved through equity-based awards.

As of April 14, 2025, there were a total of 1,008,865 stock options outstanding, with a weighted average exercise price of $12.67 and a weighted remaining term of 3.55 years, and 1,234,031 restricted shares outstanding. As of April 14, 2025, there were 555,655 performance-based stock units granted, which includes both earned and unearned performance-based stock units.

If the Plan is approved, 750,000 shares will be available for grant under the Plan, plus the number of shares remaining available for issuance under the 2022 Plan as of immediately prior to the Effective Date. If the Plan is approved, no future awards will be granted under the 2022 Plan following the Effective Date. Although no new awards will be granted under the 2022 Plan following the Effective Date if the Plan is approved, shares that again become available for awards under the SEACOR Marine Holdings Inc. 2017 Equity Incentive Plan (the “2017 Plan”), the SEACOR Marine Holdings Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and the 2022 Plan pursuant to the terms of the 2017 Plan, the 2020 Plan and the 2022 Plan, as applicable, will become available for awards under the Plan. Based on the closing price for our common stock on April 14, 2025 of $4.10 per share, the aggregate market value as of April 14, 2025 of the 750,000 new shares proposed to be issued under the Plan was $3,075,000.

“Dilution” is measured as the total number of shares under all outstanding equity awards (i.e., share awards granted, less share award cancellations), as a percentage of the weighted basic average number of shares of common stock and warrants outstanding for that year. Over the past three years, our average annual dilution was 10.99%, 10.43% and 9.88% (for 2022, 2023 and 2024, respectively).

Our “burn rate” measures the number of shares under outstanding equity awards granted during a given year (disregarding cancellations), as a percentage of the weighted basic average number of shares of common stock and warrants outstanding for that year. It measures the potential dilutive effect of annual equity grants. Over the past three years, the burn rate was of 3.89%, 2.44% and 2.31% (for 2022, 2023 and 2024, respectively). We believe that our three-year average burn rate is within the levels recommended by shareholder advisory groups on an overall basis when taking into account our business lines in multiple industry classifications.

Year	(A) Stock Options Granted	(B) Shares and Restricted Shares Granted	PRSUs Granted	(C) PRSUs Earned (subject to time condition)	(A) + (B) + (C) = (D) Total Shares Granted	(E) Weighted Basic Common Shares Outstanding	(D) / (E) Burn Rate (unadjusted)

2024	—	606,775	202,905	30,923	637,698	27,655,289	2.31%

2023	—	586,335	156,620	73,972	660,307	27,082,391	2.44%

2022	—	799,683	184,930	236,922	1,036,605	26,626,179	3.89%

If the Plan is approved, we intend to utilize the shares authorized under the Plan to continue our practice of incentivizing key individuals through annual equity grants. Based on our current projections, we anticipate that the shares requested under the Plan will last for approximately one year.

Plan Highlights

Double-Trigger Vesting. The Plan contains a so-called “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a change of control of the Company if (i) an acquiror replaces or substitutes outstanding awards in accordance with the requirements of the Plan and (ii) a participant holding the replacement or substitute award is not involuntarily terminated within two years following the change of control.

Independent Plan Administrator. The Compensation Committee, which is composed of independent directors, administers the Plan, and retains full discretion to determine the number and amount of awards to be granted under the Plan, subject to the terms of the Plan.

Minimum Vesting Condition. The Plan provides that all awards granted under the Plan will be required to have a minimum vesting period of one year from the date of grant, provided that such minimum vesting period will not apply to awards with respect to up to 5% of the total numbers of shares reserved for issuance as of the date the Plan becomes effective. Notwithstanding this minimum vesting condition, the

Compensation Committee may accelerate the vesting of an award in the event of a participant’s death, disability, qualified retirement, termination by the Company without “cause” or resignation by the participant for “good reason”, or upon a change in control, in accordance with the other terms and conditions of the Plan.

Reasonable Plan Limits. Subject to adjustment as described in the Plan, the number of shares available for grant under the Plan is limited to 750,000 shares of our common stock, plus the number of shares remaining available for issuance under the 2022 Plan as of immediately prior to the Effective Date, plus any shares that again become available for issuance under the Plan, the 2022 Plan, the 2020 Plan or the 2017 Plan, in accordance with the terms of the applicable plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing. If the Plan is approved, no future awards will be granted under the 2022 Plan following the Effective Date.

The Plan also provides that, subject to adjustment as described in the Plan:

•	no participant will be granted awards (including stock options and SARs) under the Plan for more than 624,000 shares of common stock in respect of any one fiscal year; and

•	no non-employee member of the Board will be granted awards (including stock options and SARs) under the Plan for more than 217,400 shares of common stock in respect of any one fiscal year.

Stockholder Approval of Material Amendments. The Plan requires us to seek stockholder approval for any material amendments to the Plan, such as materially increasing benefits accrued to participants and materially increasing the number of shares available.

Prohibition on the Repricing of Options and SARs. The Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval (outside of certain corporate transactions or adjustment events described in the Plan). We have never repriced underwater stock options or SARs.

No Transfers of Awards for Value. The Plan requires that no awards granted under the Plan may be transferred for value, subject to exceptions for certain familial transfers.

No Discounted Stock Options or SARs. The Plan requires that the exercise price for newly-issued stock options or SARs be at least 100% of the per share “fair market value” (as defined in the Plan) on the date of grant.

Prohibition of Dividends or Dividend Equivalents on Unvested Awards. The Plan prohibits the current payment of dividends or dividend equivalents with respect to shares underlying awards prior to the date on which the award has vested. Any such dividends or dividend equivalents will be deferred until and contingent upon the vesting of the underlying award.

Prohibition on Liberal Share Counting. The Plan does not permit adding back to the shares of common stock available for issuance under the Plan shares that were tendered or withheld to pay the exercise price of stock options or other awards or to cover withholding obligations. Any shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using option proceeds or otherwise, will not be made available for grants of awards under the Plan and will not increase the number of Shares available for future grant under the Plan.

CEO Minimum Holding Period. In connection with the adoption of the Plan, the Compensation Committee approved a minimum stock holding period with respect to shares of common stock issued to our CEO pursuant to the exercise of stock options or vesting of restricted shares or performance-based stock units, which requires the CEO to hold at least 50% of such shares of common stock (net of any shares disposed of in connection with the payment of an exercise or purchase price or satisfaction of any tax withholding obligations) for at least 12 months following the issuance date. This requirement is intended to even further align our CEO’s long-term interests with those of stockholders.

Purpose

The Plan authorizes the Compensation Committee, or another committee designated by the Board and made up of two or more non-employee directors (as applicable, the “Committee”), to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining directors, employees and certain consultants and providing our directors, employees and such consultants incentives and rewards for superior performance.

Shares Subject to the Plan

The Board has authorized the issuance of 750,000 new shares of our common stock in connection with awards pursuant to the Plan, plus the number of shares of our common stock remaining available for issuance under the 2022 Plan as of immediately prior to the Effective Date. If the Plan is approved, no future awards will be granted under the 2022 Plan following the Effective Date. However, any shares that again become available for issuance under the 2017 Plan, the 2020 Plan and the 2022 Plan, in accordance with the terms of those plans, as applicable, will become available for issuance under the Plan. No more than 650,000 of the total number of shares available for issuance under the Plan may be issued upon the exercise of ISOs. The number of shares with respect to awards (including options and SARs) that may be granted under the Plan to any individual participant in respect of a single fiscal year may not exceed 624,000 shares, and the number of shares with respect to awards (including options and SARs) that may be granted under the Plan to any individual non-employee member of the Board may not exceed 217,400 shares, each as subject to potential adjustment as described in the Plan.

Any shares of our common stock covered by an award granted under the Plan, which for any reason is canceled, forfeited or expires or, in the case of an award other than a stock option, is settled in cash, will again be available for awards under the Plan. However, (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or SAR and (ii) shares used to pay the exercise price or withholding taxes related to an outstanding award may not again be made available for delivery to participants under the Plan.

Subject to the Plan’s share counting rules, common stock covered by awards granted under the Plan will not be counted as used unless and until the shares are actually issued or transferred. However, common stock issued or transferred under awards granted under the Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Plan, under circumstances further described in the Plan, but will not count against the aggregate share limit or other Plan limits described above. The various limits described above are subject to potential adjustment as described in the Plan.

Plan Administration

The Plan is administered by the Committee. The Committee generally may select eligible employees to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Committee’s determinations and interpretations under the Plan will be binding on all interested parties. The Committee may delegate to a subcommittee or to officers certain authority with respect to the granting of awards other than awards to certain officers and directors as specified in the Plan.

Eligibility

Awards may be made by the Committee to any of our employees or certain qualifying consultants, or to employees or certain qualifying consultants of our affiliates, or non-employee directors who are members of the Board or the board of directors of our affiliates; provided that ISOs may only be granted to our employees or employees of our affiliates. As of December 31, 2024, there are 1,244 individuals whom we believe would be eligible to participate in the Plan subject to any necessary approvals by the Committee, consisting of six officers, 1,233 employees, and five non-employee directors.

No Repricing Without Shareholder Approval

Except in connection with a corporate transaction or other adjustment event described in the Plan, repricing of underwater options and SARs is prohibited without stockholder approval under the Plan.

Types of Awards Under the Plan

Stock Options. Option rights may be granted that entitle the optionee to purchase shares of our common stock at a price not less than (except with respect to Substitute Awards described below) fair market value at the date of grant, and may be ISOs, nonqualified stock options, or combinations of the two. Stock options granted under the Plan will be subject to such terms and conditions, including exercise price and conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. Payment in respect of the exercise of an option granted under the Plan may be made (i) in cash or its equivalent, or (ii) in the discretion of the Committee, by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (iii) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, either through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to deliver promptly to us an amount equal to the aggregate exercise price or (iv) in the discretion of the Committee and subject to any conditions or limitations established by the Committee, by having us withhold from shares otherwise deliverable an amount equal to the aggregate option exercise price, or (v) by a combination of the foregoing, or (vi) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to us or withheld as of the date of such tender or withholding is at least equal to the aggregate exercise price of the option. No stock option may be exercisable more than 10 years from the date of grant.

Stock Appreciation Rights. SARs granted under the Plan will be subject to such terms and conditions, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the Committee and specified in the applicable award agreement. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. A SAR will entitle the participant to receive an amount equal to the excess of the fair market value of a share on the date of exercise of the SAR over the grant price thereof (which may not be (except with respect to Substitute Awards described below) less than fair market value on the date of grant). The Committee, in its sole discretion, will determine whether a SAR will be settled in cash, shares or a combination of cash and shares. No SAR may be exercisable more than 10 years from the date of grant. At the discretion of the Committee, SARs may, but need not be, intended to qualify as performance-based compensation

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs granted under the Plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and restricted stock units may be forfeited to us, as may be determined by the Committee in its sole discretion. Each RSU will have a value equal to the fair market value of a share of our common stock. RSUs will be paid in cash, shares, other securities or other property, as determined by the Committee in its sole discretion, upon or after the lapse of the restrictions applicable thereto or otherwise in accordance with the applicable award agreement. Dividends paid on any Restricted Stock or dividend equivalents paid on any RSUs will be withheld by us, subject to vesting of the Restricted Stock or RSUs under the terms of the applicable award agreement.

Performance Awards. Performance awards granted under the Plan will consist of a right which is (i) denominated in cash or shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee will establish, and (iii) payable at such time and in such form as the Committee will determine. Subject to the terms of the Plan and any applicable award agreement, the Committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period (as set forth in the applicable award agreement) or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may require or permit the deferral of the receipt of performance awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

Other Stock-Based Awards. In addition to the foregoing types of awards, the Committee will have authority to grant to participants an “other stock-based award” (as defined in the Plan), which will consist of any right which is (i) not a stock option, SAR, restricted stock or RSU or performance award and (ii) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of our common stock), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable award agreement, the Committee will determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the Plan.

Dividends; Dividend Equivalents. In the sole discretion of the Committee, an award (other than options or SARs), whether made as another stock-based award or as any other type of award issuable under the Plan, may provide the participant with the right to receive dividends or dividend equivalents, payable in cash, shares, other securities or other property. However, for awards that are subject to vesting conditions, dividends and dividend equivalents may be paid only on a deferred basis, subject to the vesting of the underlying award.

Performance Criteria

The Plan allows the Committee to establish measurable “Performance Criteria” for purposes of any award under the Plan that are intended to be performance-based. The Performance Criteria that will be used to establish such performance goal(s) may be based on one or more, or a combination of, the following in addition to any other metrics adopted by the Committee: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income; (v) division, group or corporate financial goals; (vi) return on stockholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per Share; (xii) net earnings; (xiii) operating earnings; (xiv) free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) sales; (xxvi) net sales; (xxvii) market share; (xxviii) economic value-added models and comparisons with various stock market indices; or (xxix) reductions in costs.

Minimum Vesting Condition

The Plan provides that all awards granted under the Plan will be required to have a minimum vesting period of one year from the date of grant, provided that such minimum vesting period will not apply to awards with respect to up to 5% of the total numbers of shares reserved for issuance as of the date the Plan becomes effective. Notwithstanding this minimum vesting condition, the Compensation Committee may accelerate the vesting of an award in the event of a participant’s death, disability, retirement, termination “without cause”, resignation for “good reason”, or upon a Change of Control, in accordance with the other terms and conditions of the Plan.

Amendments

The Board may amend the Plan from time to time without further approval by our stockholders, except where (i) the amendment would materially increase the benefits accruing to participants under the Plan, (ii) the amendment would materially increase the number of securities which may be issued under the Plan, or

(iii) stockholder approval is required by applicable law or securities exchange rules and regulations, and provided that no such action that would adversely affect the rights of any participant with respect to awards previously granted under the Plan will be effective without the participant’s consent.

Transferability

Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and no award may be sold, assigned, pledged, attached, alienated or otherwise transferred or encumbered by a participant, other than by will or by the laws of descent and distribution, and any such purported sale, assignment, pledge, attachment, alienation, transfer or encumbrance will be void and unenforceable against us or any affiliate; provided that the designation of a beneficiary will not constitute a sale, assignment, pledge, attachment, alienation, transfer or encumbrance. In no event will any award granted under the Plan be transferred for value. However, the Committee may permit the transferability of an award under the Plan by a participant to certain members of the participant’s immediate family or trusts for the benefit of such persons or other entities owned by such persons.

Adjustments

The number and kind of shares covered by outstanding awards and available for issuance or transfer (and Plan limits) under the Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of ours, issuance of warrants or other rights to purchase our shares or other securities, or other corporate transaction or event. In the event of any such transaction, the Committee may, in its discretion, adjust to prevent dilution or enlargement of benefits (i) the number of our shares or other securities (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of our shares or other securities of (or number and kind of other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, which, in the case of options and SARs will equal the excess, if any, of the fair market value of the shares subject to such options or SARs over the aggregate exercise price or grant price of such options or SARs. However, such adjustment to the Plan limits will be made only if and to the extent that such adjustment would not cause any ISO to fail to so qualify.

Change of Control

Unless a Replacement Award (as defined in the Plan) is provided to the participant, in the event of a Change of Control (as defined in the Plan), unless otherwise (i) determined by the Committee at the date of grant, (ii) set forth in the applicable award agreement, or (iii) provided in an individual severance or employment agreement to which a participant is a party, each then-outstanding option and SAR will become fully vested and exercisable and the restrictions applicable to each outstanding restricted stock award, restricted stock unit award, performance award or other stock-based award will lapse and the award will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting).

With respect to a Replacement Award, upon the Involuntary Termination (as defined in the Plan) of a participant holding such Replacement Award during the period of two years after a Change of Control, (a) all Replacement Awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (b) all options and SARs held by the participant immediately before such termination of employment that the participant also held as of the date of the Change of Control or that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such option or SAR, whichever period is shorter (subject to any longer period of exercisability that may be provided in the applicable award agreement).

Withholding Taxes

A participant may be required to pay to us, and, subject to Section 409A of the Code, we will have the right and are authorized to withhold from any award, from any payment due or transfer made under any award or under the Plan or from any compensation or other amount owing to a participant the amount (in cash, shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise, or any payment or transfer under an award or under the Plan and to take such other action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes. In the discretion of the Committee and subject to such rules as the Committee may adopt, a participant may satisfy, in whole or in part, the withholding liability by delivery of shares owned by the participant (which are not subject to any pledge or other security interest and which have been owned by the participant for at least six months) with a fair market value equal to such withholding liability or by having us withhold from the number of shares otherwise issuable upon the occurrence of a vesting event a number of shares with a fair market value equal to such withholding liability.

Detrimental Activity and Recapture Provisions

Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the Committee, if a participant, either during (i) his or her employment or other service with us or an affiliate or (ii) within a specific period after termination of employment or service, engages in any “detrimental activity” (as defined in such award agreement). In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time or under Section 10D of the Securities Exchange Act of 1934, as amended, or the rules of any national securities exchange or national securities association on which our common stock is traded.

Termination

No grant will be made under the Plan more than 10 years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

Federal Income Tax Consequences Relating to Awards

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences. The following is not to be considered as tax advice to any persons who may be participants in the Plan, and any such persons are advised to consult with their own tax counsel.

Tax Consequences to Participants

Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Awards. No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received.

Tax Consequences to Us or Our Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan will be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Plan by our stockholders.

New Plan Benefits

Because awards to be granted in the future under the Plan are at the discretion of the Committee, it is not possible to determine the benefits or the amounts to be received (or that would have been received had the Plan been in effect for the last fiscal year) under the Plan by our directors, officers or employees.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL

OF THE SEACOR MARINE HOLDINGS INC. 2025 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY ON PAY”)

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “Say on Pay,” gives stockholders the opportunity, on an advisory basis, to approve or vote against Named Executive Officer compensation, or abstain from voting with respect to such proposal. At our 2023 annual meeting, our stockholders approved, on an advisory basis, a frequency of “every year” for casting advisory votes to approve named executive officer compensation The next say-on-frequency vote is expected to occur at our 2029 annual meeting of stockholders.

Our executive compensation program is designed to enhance stockholder value by focusing on performance factors that align with our strategic objects; attract, motivate and retain highly-qualified executives committed to the Company’s long-term success; and provide competitive salaries relative to their peers. To that end, we provide a program of cash and equity-based awards to promote executive continuity, to align the interests of the Company’s executives with those of our stockholders and to reward executives for superior performance.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes the Company’s executive compensation programs and the decisions made by the Compensation Committee and the Board with respect to the year ending December 31, 2024.

The Board is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement, including the Executive Compensation, compensation tables and narrative discussion contained therein, is hereby approved.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any Named Executive Officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional duties for, the Company, the Board or the Compensation Committee; and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. Although non-binding, the Board and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF

THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS

PROXY STATEMENT.

PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends that stockholders ratify the appointment of Grant Thornton LLP (“Grant Thornton”), independent registered public accounting firm to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2025. The appointment of Grant Thornton was recommended to the Board by its Audit Committee.

Grant Thornton has been the Company’s independent registered public accounting firm since June 12, 2017, and the Audit Committee believes that the continued retention of Grant Thornton as the Company’s independent registered public accounting firm is in the best interest of the Company and its stockholders.

Representatives of Grant Thornton will be virtually present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Annual Meeting.

The affirmative vote of the holders of a majority in voting power of the Common Stock represented virtually or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Grant Thornton.

Independent Registered Public Accounting Firm Fee Information

Fees for professional services provided by Grant Thornton for the years ended December 31 were as follows:

	2024 ($)	2023 ($)

Audit Fees	1,598,070	1,681,488

Audit-Related Fees	—	—

Tax Fees	13,861	3,531

All Other Fees	—	—

Total	1,611,931	1,685,019

Audit Fees. These fees include professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, and services provided in connection with other statutory and regulatory filings or engagements for the fiscal years shown.

Audit-Related Fees. Grant Thornton did not perform any audit-related services for the Company in fiscal year 2024 or 2023.

Tax Fees. These fees include services in connection with the preparation and filing of tax returns in jurisdictions outside the United States.

All Other Fees. Grant Thornton did not charge the Company for any non-audit services in fiscal year 2024 or 2023.

The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accountants. All services described in the foregoing table were approved in conformity with the Audit Committee’s pre-approval process.

Pre-approval Policy for Services of Independent Registered Public Accounting Firm. The Audit Committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by the independent registered public accounting firm. In accordance with that policy, the Audit Committee annually reviews and approves a list of specific services and categories of services, including audit, audit related, tax, and other permitted services, for the current or upcoming fiscal year, subject to specified terms and cost levels. Any service not included in the approved list of services or any modification to previously approved services, including changes in fees, must be specifically pre-approved by the Audit Committee. Where proposed additions or modifications relate to tax and all other non-audit services to be provided by the independent registered public accounting firm, the Audit Committee may delegate the responsibility of pre-approval to the chairperson of the Audit Committee. To ensure prompt handling of unforeseeable or unexpected matters that arise between Audit Committee meetings, the Audit Committee has delegated authority to its chairperson, and/or to such other members of the Audit Committee that the chairperson may designate, to review and, if appropriate, approve in advance, any request by the independent registered public accounting firm to provide tax and/or all other non-audit services.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee Report

In connection with the Company’s consolidated financial statements for the year ended December 31, 2024, the Audit Committee has:

•	reviewed and discussed the audited financial statements with the Company’s management;

•

discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and

•

received the written disclosures and the letter from Grant Thornton LLP as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed the firm’s independence with Grant Thornton LLP.

Based on the review and discussions with the Company’s management and the independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2024 Annual Report, for filing with the SEC.

The foregoing report is respectfully submitted by the members of the Audit Committee at the time of the recommendation.

The Audit Committee: Andrew R. Morse (Chair), R. Christopher Regan, Julie Persily and Lisa P. Young.

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

OTHER MATTERS

Other Actions at the Annual Meeting

The Board does not intend to present any other matter at the Annual Meeting. The Board has not been informed that any other person intends to present any other matter for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

STOCKHOLDER NOMINATION OF DIRECTORS

The By-Laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as directors (the “Nomination Procedure”). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has complied with the nomination procedures set forth in the By-Laws and provided timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary of the Company at the Company’s principal executive offices not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the previous year’s annual meeting of stockholders (or if there was no such prior annual meeting, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the one hundred twentieth (120th) day prior to the date which represents the second Tuesday in May of the current year); provided, however, that in the event that the date of the annual meeting is more than twenty-five (25) days before or after such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Company. The notice must contain (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be transacted, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest of such stockholder in such business; and (C) as to the stockholder giving the notice on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Company’s most recent stockholder lists, of the stockholder proposing such proposal, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or other proposal between or among such stockholder, any affiliate or associate, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, with respect to shares of stock of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear virtually or by proxy at the meeting to propose such business or nomination, and (vi) a representation whether the stockholder intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Any stockholder who desires to propose any matter at an annual meeting of stockholders shall, in addition to the aforementioned requirements described in clauses (A) through (C), comply in all material respects with the content and procedural requirements of Rule 14a-8 of Regulation 14A under the Exchange Act, irrespective of whether the Company is then subject to such rule or said act. The presiding officer of the meeting may refuse to acknowledge nomination of any person not made in compliance with the Nomination Procedure.

Although the By-Laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of directors or any other business properly brought by the Company’s stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of (i) precluding a nomination for the election of directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of director nominees or otherwise attempting to obtain control of the Company.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Proposals that stockholders believe should be voted upon at the Company’s annual meeting of stockholders may be eligible for inclusion in the Company’s Proxy Statement. In accordance with the provisions of Rule 14a-8 under the Exchange Act, Stockholder proposals for the 2026 annual meeting of stockholders must be received by the Company on or before January 7, 2026, to be eligible for inclusion in the proxy statement and proxy card relating to the 2026 annual meeting of stockholders, unless the Company determines to hold the meeting more than 30 days before or after the anniversary of the 2025 meeting. Under those circumstances, the Company will issue a public announcement as soon as it determines the meeting date and stockholder proposals will need to be submitted within a reasonable time before the Company expects to print the proxy. Any such proposals should be sent via registered, certified or express mail to: Corporate Secretary, SEACOR Marine Holdings Inc., 12121 Wickchester Lane, Suite 500, Houston, Texas 77079.

As a separate and distinct matter from proposals under Rule 14a-8, in accordance with Article I, Section 3 of the By-Laws of the Company, in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely notice thereof. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Corporate Secretary at the principal executive offices of the Company, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the previous year’s annual meeting (or if there was no such prior annual meeting, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the one hundred twentieth (120th) day prior to the date which represents the second Tuesday in May of the current year); provided, however, that in the event that the date of the annual meeting is more than twenty-five (25) days before or after such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

For the Board of Directors,

Andrew H. Everett II

Senior Vice President,

General Counsel and Secretary

IMPORTANT INFORMATION

Voting Information

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on ratification of the selection of Grant Thornton as auditors for 2025), unless you provide specific instructions by completing and returning the voting instruction card. For your vote to be counted, you now must communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

Your Participation in Voting the Shares You Own is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card or voting instruction card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our Company’s future.

Annual Report

A copy of the Company’s 2024 Annual Report accompanies this Proxy Statement and should be read in conjunction herewith.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if a stockholder holds shares through a broker and resides at an address at which two or more stockholders reside, that stockholder will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to the Secretary at the Company’s principal executive offices. The Company will deliver, promptly upon written or oral request to the Secretary, a separate copy of the 2024 Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

More Information is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact the Company’s Investor Relations Department by mail sent to 12121 Wickchester Lane, Suite 500, Houston, Texas 77079, Attention: Investor Relations, or by email at InvestorRelations@seacormarine.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON JUNE 3, 2025

This Proxy Statement and the 2024 Annual Report are available at

https://ir.seacormarine.com/financial-information/annual-reports-and-proxy-statements

ANNEX A

PROPOSED SEACOR MARINE HOLDINGS INC. 2025 EQUITY INCENTIVE PLAN

SEACOR Marine Holdings Inc. 2025 Equity Incentive Plan

Section 1. Purpose. The purposes of this SEACOR Marine Holdings Inc. 2025 Equity Incentive Plan (as it may be amended from time to time, the “Plan”) are to promote the interests of SEACOR Marine Holdings Inc. and its stockholders by (a) attracting and retaining employees and directors of, and certain consultants to, the Company and its Affiliates; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (c) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2. Definitions. As used in the Plan, the following terms shall have the respective meanings set forth below:

“2017 Plan” shall mean the Company’s 2017 Equity Incentive Plan.

“2020 Plan” shall mean the Company’s 2020 Equity Incentive Plan.

“2022 Plan” shall mean the Company’s 2022 Equity Incentive Plan.

“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award made or granted from time to time hereunder.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.

“Board” shall mean the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) the intentional engagement in any acts or omissions constituting dishonesty, breach of a fiduciary obligation, wrongdoing or misfeasance, in each case, in connection with a Participant’s duties or otherwise during the course of a Participant’s employment or service with the Company or an Affiliate; (ii) the commission of a felony, including, but not limited to, any felony involving fraud, embezzlement, moral turpitude or theft; (iii) the intentional and wrongful damaging of property, contractual interests or business relationships of the Company or an Affiliate; (iv) the intentional and wrongful disclosure of secret processes or confidential information of the Company or an Affiliate in violation of an agreement with or a policy of the Company or an Affiliate; (v) the continued failure to substantially perform the Participant’s duties for the Company or an Affiliate; (vi) current alcohol or prescription drug abuse affecting work performance; (vii) current illegal use of drugs; or (viii) any intentional conduct contrary to the Company’s or an Affiliate’s written policies or practices.

“Change of Control” shall mean the occurrence of any of the following events:

(a)

a change of control of the direction and administration of the Company’s business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act;

(b)

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding Shares entitled to vote generally in the election of members of the Board (the “Voting Power”) at such time; provided that the following acquisitions shall not constitute a Change of Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; or (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries;

(c)

during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board or any individuals who would be Continuing Directors cease for any reason to constitute at least a majority thereof;

(d)

the Shares shall cease to be publicly traded (other than solely as a result of the Shares becoming de-listed from the applicable principal national securities exchange upon which the Shares are traded or quoted);

(e)	the Board shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

(f)

the Board shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (c) or (d) above, and such transaction shall have been consummated.

Notwithstanding the foregoing, unless otherwise determined by the Board in its sole discretion, any spin-off of a division or a subsidiary of the Company to its stockholders shall not constitute a Change of Control. Further, notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c), (d) or (e) above, with respect to such Award, shall only constitute a Change of Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3), to the extent Rule 16b-3 is applicable to the Company and the Plan.

“Company” shall mean SEACOR Marine Holdings Inc. together with any successor thereto.

“Continuing Director” shall mean (a) the directors of the Company in office immediately prior to the Effective Date and (b) any successor to any director and any additional director who, after the Effective Date, was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

“Disability” shall mean a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six months or longer.

“Effective Date” shall have the definition as set forth in Section 17(a) of the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, the closing sale price (excluding any “after hours” trading) of the Shares on the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the Shares are principally trading on such date (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares. the Committee and (ii) with respect to Shares, as of any date, the closing sale price (excluding any “after hours” trading) of the Shares on the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the Shares are principally trading on such date (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares.

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean any of the following without the Participant’s written consent: (i) a material diminution in the Participant’s base salary; or (ii) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location at which the Participant is then primarily performing services; provided that no termination shall be deemed to be for Good Reason unless (a) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances, (b) to the extent curable, the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice, and (c) the effective date of the termination for Good Reason occurs no later than one 180 days after the initial existence of the facts or circumstances constituting Good Reason.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the requirements of Section 422 of the Code.

“Involuntary Termination” shall mean termination by the Company of a Participant’s employment or service by the Company without Cause or termination of a Participant’s employment by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company for Cause or due to the Participant’s death, Disability or resignation without Good Reason.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option or does not meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee, or its designee, to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Criteria” shall mean the measurable criterion or criteria that the Committee may select from time to time for purposes of establishing the Performance Goal(s) for a performance period with respect to any performance-based Awards under the Plan. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Affiliates. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Performance Criteria will be based on objectives determined by the Committee, and may include one or more, or a combination of, the following, in addition to any other metrics adopted by the Committee: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income (before or after taxes); (v) division, group or corporate financial goals; (vi) return on stockholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per Share; (xii) earnings or net earnings; (xiii) operating earnings; (xiv) cash flow or free cash flow; (xv) attainment of strategic or operational initiatives; (xvi) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; (xxvi) reductions in costs; (xxvii) operating income; (xxviii) operating margin; (xxix) price per Share; (xxx) return on investment; (xxxi) total shareholder return; (xxxii) sales or net sales; (xxxiii) environmental, social and/or governance; and/or (xxxiv) diversity, inclusion and/or human capital management.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, political subdivision or other entity.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto, and shall include, without limitation, the Staff thereof.

“Shares” shall mean the common stock of the Company, par value $0.01 per share, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Substitute Awards” shall mean any Awards granted under Section 4(c) of the Plan.

Section 3. Administration.

(a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(ix) establish and administer Performance Criteria and certify or determine whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration or operation of the Plan.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, but not limited to, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c) The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” within the meaning of Rule 16b-3 shall not invalidate any Award otherwise validly made by the Committee under the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and, to the extent permitted by applicable law, to act in lieu of the Committee with respect to Awards made to non-employee directors under the Plan.

(d) No member of the Board or the Committee and no employee of the Company or any Affiliate shall be liable for any determination, act or failure to act hereunder (except in circumstances involving his or her bad faith), or for any determination, act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Board and the Committee and any agent of the Board or the Committee who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any determination, act or failure to act with respect to their duties on behalf of the Plan (except in circumstances involving such person’s bad faith).

(e) The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate whose employees have benefited from the Plan, as determined by the Committee.

Section 4. Shares Available for Awards.

(a) Shares Available.

(i) Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, the sum of (A) 750,000 Shares, plus (B) the number of shares of common stock remaining available for awards under the 2022 Plan as of immediately prior to the Effective Date, plus (C) any Shares that again become available for Awards under the Plan in accordance with Section 4(a)(ii) and any shares of common stock that again become available for awards under the 2017 Plan, the 2020 Plan or the 2022 Plan, in accordance with the terms of the 2017 Plan, 2020 Plan or 2022 Plan, as applicable. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 650,000 Shares. Subject in each instance to adjustment as provided in Section 4(b), the maximum number of Shares with respect to which Awards may be granted to any single

Participant in respect of any fiscal year shall be 624,000 Shares, and the maximum number of Shares with respect to which Awards may be granted to any single non-employee member of the Board in respect of any fiscal year shall be 217,400 Shares.

(ii) Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that (in whole or in part) have expired or have been forfeited or cancelled and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. For the avoidance of doubt, the following Shares shall not again be made available for delivery to Participants under the Plan: (A) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, and (B) Shares tendered or withheld to pay the exercise price or withholding taxes related to an outstanding Award. Any Shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using Option proceeds or otherwise, shall not be made available for grants of Awards under the Plan and shall not increase the number of Shares available for future grant under the Plan.

(b) Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event that, in each case, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of Shares specified in Section 4(a)(i) of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4(b); provided, however, that any such adjustment to the numbers specified in Section 4(a)(i) of the Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

(c) Substitute Awards.

(i) Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in an acquisition or merger transaction with the Company or any subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.

(ii) In the event that an entity acquired by the Company or any subsidiary of the Company, or with which the Company or any subsidiary of the Company merges, has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could not have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary of the

Company prior to such acquisition or merger. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(iii) Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits described in Section 4(a)(i) of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will be added to the aggregate limit described in Section 4(a)(i) of the Plan.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5. Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including, but not limited to, any prospective employee), or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6. Stock Options.

(a) Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.

(b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment.

(i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash or its equivalent, (B) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), (C) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (D) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee and subject to such rules as may be established by the Committee and applicable law, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(ii) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee and applicable law, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7. Stock Appreciation Rights.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of one Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

Section 8. Restricted Stock and Restricted Stock Units.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom shares of Restricted Stock and/or Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may vest and/or be forfeited to the Company, and the other terms and conditions of such Awards.

(b) Transfer Restrictions. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative, or the transfer agent shall remove the restrictions relating to the transfer of such Shares. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement.

(c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(d) Dividends; Dividend Equivalents. Any dividends payable on any Shares of Restricted Stock, or dividend equivalents paid on any Restricted Stock Units, shall be subject to the limitations set forth in Section 15(b) of the Plan.

Section 9. Performance Awards.

(a) Grant. The Committee shall have sole authority to determine the Participants who shall receive a Performance Award, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of the applicable Performance Criteria during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may require or permit the deferral of the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

(c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period, as set forth in the applicable Award Agreement.

Section 10. Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 of the Plan, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including, but not limited to, the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under the Plan.

Section 11. Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the number of securities which may be issued under the Plan, or (ii) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and no Shares will be issued in respect of such amendment unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or to cancel Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 11(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of the Plan.

Section 12. Change of Control.

Unless otherwise determined by the Committee in a written resolution upon or prior to the date of grant or set forth in an applicable Award Agreement, (i) the vesting of any Award that is a “Replaced Award” (as such term is defined below) will not be accelerated, and any applicable restrictions thereon will not lapse, solely as a result of a Change of Control; and (ii) in the event of a Change of Control, the following acceleration, exercisability and valuation provisions will apply:

(a) Upon a Change of Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award will lapse, and each Award will be fully vested (with any applicable performance goals or Performance Criteria deemed to have been achieved at target level as of the date of such vesting), except to the extent that an award meeting the requirements of Section 12(b) hereof (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 12(b) hereof to replace or adjust such outstanding Award (a “Replaced Award”).

(b) An award meets the conditions of this Section 12(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 12(b) are satisfied will be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(c) Upon the Involuntary Termination, during the period of two years immediately following a Change of Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change of Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, that, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(d) Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any provision of the Plan or an applicable Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change of Control, then such payment shall not be made unless such Change of Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change of Control or termination of employment or service, but disregarding any future service and/or performance requirements.

Section 13. Non-U.S. Participants. In order to facilitate the granting of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or an Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 14. Detrimental Activity and Recapture Provisions. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a Participant, during employment or other service with the Company or an Affiliate, shall engage in activity detrimental to the business of the Company. In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded or under any clawback policy adopted by the Company.

Section 15. Minimum Vesting Condition. All Awards granted under the Plan shall have a minimum vesting period of one year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to 5% of the total number of Shares reserved for issuance pursuant to Section 4. For purposes of Awards granted to non-employee directors, “one year” may mean the period of time from one annual meeting of stockholders to the next annual meeting of stockholders, provided that such period of time is not less than 50 weeks. Notwithstanding the foregoing, the Committee may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, Disability, qualified retirement (as determined by the Committee), or Involuntary Termination, or upon any other event as determined by the Committee in its sole and absolute discretion.

Section 16. General Provisions.

(a) Nontransferability.

(i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii) No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. In no event may any Award granted under the Plan be transferred for value.

(iii) Notwithstanding the foregoing, at the discretion of the Committee, an Award may be transferred by a Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons, subject to any restriction in the applicable Award Agreement.

(b) Dividends; Dividend Equivalents. In the sole discretion of the Committee, an Other Stock-Based Award or an Award granted pursuant to Sections 8 or 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that in the case of Awards with respect to which any applicable vesting conditions have not been satisfied, dividends and dividend equivalents shall only paid only on a deferred basis, to the extent the underlying Award vests. No dividends or dividend equivalents shall be payable in respect of Stock Appreciation Rights or Options that have not been settled in Shares.

(c) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, Awards, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each or any Participant (whether or not such Participants are similarly situated).

(d) Share Certificates. Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action(s) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii) Without limiting the generality of clause (i) above, in the discretion of the Committee and subject to such rules as it may adopt (including, without limitation, any as may be required to satisfy applicable tax and/or non-tax regulatory requirements) and applicable law, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option (or the settlement of such Award in Shares) a number of Shares with a Fair Market Value equal to such withholding liability.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, restricted stock units, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting or other service relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or any Award Agreement, unless otherwise expressly provided in any applicable Award Agreement or any applicable employment or other service contract or agreement with the Company or an Affiliate.

(i) No Rights as Stockholder. Except as set forth in the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, applied without giving effect to its conflict of laws principles.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the requirements of all applicable securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated without additional consideration.

(o) Deferrals. In the event the Committee permits a Participant to defer the payment or settlement in Shares of all or any portion of an Award, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.

(p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with, or be exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under the Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the earlier of (A) the first business day of the seventh month following the Participant’s separation from service or (B) the date of the Participant’s death.

(d) Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant. In any case, notwithstanding anything to the contrary, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and Awards granted hereunder (including, but not limited to, any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 18. Term of the Plan.

(a) Effective Date. The Plan was approved by the Board on April 22, 2025. The Plan shall be effective as of the date of its approval by the stockholders of the Company (such date, the “Effective Date”). If the Plan is approved by stockholders on the Effective Date, no future awards will be made under the 2022 Plan.

(b) Expiration Date. No Award will be granted under the Plan more than ten years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEACOR Marine Holdings Inc. Internet: www • .proxypush.com/SMHI Cast your vote online Annual Meeting of Stockholders • • Have your Proxy Card ready Follow the simple instructions to record your vote For Stockholders of record as of April 14, 2025 Phone: Tuesday, June 3, 2025 9:00 a.m. (EDT) 1-866-859-2198 • • Use any touch-tone telephone Annual Meeting to be held via a live audio webcast on the Internet Have your Proxy Card ready please visit www.proxydocs.com/SMHI for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/SMHI This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jesús Llorca and Andrew H. Everett II (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of SEACOR Marine Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

SEACOR Marine Holdings Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ON EACH OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR ON PROPOSALS 2, 3 AND 4 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Andrew R. Morse FOR #P2# #P2# 1.02 John Gellert FOR #P3# #P3# 1.03 Alfredo Miguel Bejos FOR #P4# #P4# 1.04 Julie Persily FOR #P5# #P5# 1.05 R. Christopher Regan FOR #P6# #P6# 1.06 Lisa P. Young FOR #P7# #P7# FOR AGAINST ABSTAIN 2. Approval of the SEACOR Marine Holdings Inc. 2025 Equity Incentive Plan FOR #P8# #P8# #P8# 3. Advisory vote to approve Named Executive Officer compensation (Say on Pay) FOR #P9# #P9# #P9# 4. Ratification of the appointment of Grant Thornton LLP as SEACOR Marine Holdings Inc.’s FOR #P10# #P10# #P10# independent registered public accounting firm for the fiscal year ending December 31, 2025 NOTE: The Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/SMHI Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date